Exhibit 4.26

CONFIDENTIAL	EXECUTION COPY

Dated 24 January 2011

US$37,100,000 Term Loan Facility Agreement in respect of Hull S463 under construction at Hyundai Samho Heavy Industries Co., Ltd

DANAOS CORPORATION
as borrower and Company

Provided by the banks and financial institutions listed in Schedule 1

ABN AMRO BANK N.V.

and

LLOYDS TSB BANK PLC
as Hedge Counterparties

ABN AMRO BANK N.V.
as Account Bank

ABN AMRO BANK N.V.
as Facility Agent

and

ABN AMRO BANK N.V.
as Security Trustee

Norton Rose LLP

3 More London Riverside

London

SE1 2AQ

The provisions of this Agreement are subject to the provisions of the Restructuring Agreement (as herein defined)

Contents

Clause		Page

1	Purpose and definitions	1

2	The Total Commitments and the Loan	13

3	Interest and Interest Periods	17

4	Repayment, prepayment and cancellation	17

5	Commitment commission, fees and expenses	21

6	Payments; accounts and calculations	23

7	Tax Gross up	26

8	Representations and warranties	27

9	Undertakings	29

10	Conditions precedent	41

11	Events of Default	42

12	Indemnities	45

13	Increased costs	46

14	Application of moneys, set-off and pro-rata payments	47

15	Earnings Account	50

16	Assignment, substitution and Facility Office	51

17	Appointment of the Facility Agent and Security Trustee	53

18	Notices and other matters	54

19	Confidentiality	57

20	Governing law	57

21	Enforcement	58

Schedule 1 The Lenders and the Hedge Counterparties		59

Schedule 2 Form of Drawdown Notice		61

Schedule 3 Documents and evidence required as conditions precedent		62

Schedule 4 Form of Substitution Certificate		71

Schedule 5 Form of Increase Confirmation		75

THIS AGREEMENT is dated 24 January 2011 and made BETWEEN:

(1)                        DANAOS CORPORATION as borrower and Company;

(2)                        the banks and financial institutions whose names and addresses are set out in Part 1 of Schedule 1 as lenders;

(3)                        the banks and financial institutions whose names and addresses are set out in Part 2 of Schedule 1 as hedge counterparties;

(4)                        ABN AMRO BANK N.V. as account bank;

(5)                        ABN AMRO BANK N.V. as facility agent; and

(6)                        ABN AMRO BANK N.V. as security agent and trustee.

IT IS AGREED as follows:

1                              Purpose and definitions

Purpose

1.1                      This Agreement sets out the terms and conditions upon and subject to which the Lenders agree, according to their several obligations, to make available to the Company a loan of up to thirty seven million one hundred thousand US Dollars (US$37,100,000) to be used for the purpose of financing part of the cost of construction and purchase of one 10,100 TEU containership which will at the time of delivery be registered in the name of the Owner under the laws and flag of the Flag State.

Defined expressions

1.2                      Words and expressions defined in the Restructuring Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement whether or not the Restructuring Termination Date has occurred.

Definitions

1.3                      In this Agreement, unless the context otherwise requires:

Accession Undertaking means a document substantially in the form set out in Schedule 1 of the Agency Agreement

Account Bank means the Facility Agent and includes its successors in title

Advance means each borrowing of a proportion of the Total Commitments by the Company or (as the context may require) the outstanding principal amount of such borrowing

Agency Agreement means the trust and agency deed executed or (as the context may require) to be executed between the Combined Creditors in the agreed form

Approved Brokers means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Security Trustee (acting on the instructions of the Lenders) for the purposes of the Finance Documents

Assignee has the meaning given to that term in clause 16.3

Builder means Hyundai Samho Heavy Industries Co., Ltd of 1700, Yongdang-Ri, Samho-Eup, Youngam-Gun, Chollanam-Do, Korea and includes its successors in title

Casualty Amount means five hundred thousand US Dollars (US$500,000) (or the equivalent in any other currency)

Charter means the “NYPE 1946 Form” time charterparty dated 15 November 2007 as supplemented and amended by addendum no. 1 dated 19 August 2009 entered into by the Owner and the Charterer relating to the chartering of the Ship for an initial fixed period of 12 years commencing on the Delivery Date

Charter Assignment means a specific assignment of the Charter executed or (as the context may require) to be executed by the Owner in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Charterer means Hanjin Shipping Co., Ltd of Hanjin Ship Building, 25-11 Yoido-Dong, Youngdeungpo-Ku, Seoul, Korea (South)

Classification means the classification +KRS1-CONTAINER SHIP, SeaTrust (DSA2, FSA3, HCM), IWS, LI, +KRM1-UMA, STCM, ENV (BWMP(S), IAFS, IOPP, ISPP, IGPP, IAPP), NBS1 with the Classification Society, or such other classification as the Facility Agent (acting on the instructions of the Lenders) shall, at the request of the Company, have agreed in writing shall be treated as the Classification in relation to the Ship for the purposes of the Finance Documents

Classification Society means Korean Register of Shipping or such other classification society who is a member of the International Association of Classification Societies which the Facility Agent (acting on the instructions of the Lenders) shall, at the request of the Company, have agreed in writing shall be treated as the Classification Society in relation to the Ship for the purposes of the Finance Documents

Combined Creditors means collectively, the Creditors and the Existing Creditors and Combined Creditor means any of them

Commitment means, in relation to each of the Lenders, the amount set out opposite its name in Schedule 1 or, as the case may be in any relevant Substitution Certificate or, as the case may be, assumed in accordance with clause 2.2 to the extent not cancelled, reduced or transferred by it under any relevant term of this Agreement

Company means Danaos Corporation, a corporation domesticated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH 96960 and includes its successors in title

Compulsory Acquisition means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title

Contract means the shipbuilding contract dated 9 November 2007 and made between the Builder and the Owner as supplemented and amended by addendum no. 1 and addendum no. 2 each dated 9 November 2007 and as further supplemented and amended by addendum no. 3 dated 28 August 2009 and by a Seller’s letter of credit dated 27 September 2010, as the same may hereafter be supplemented and/or amended from time to time, relating to the construction and purchase of the Ship

Contract Assignment Consent and Acknowledgement means, in relation to the Ship, the acknowledgement of notice of, and consent to, the assignment in respect of the Contract to be given by the Builder, in the form scheduled to the relevant Pre-delivery Security Assignment or otherwise in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Contract Instalment Advance means an Advance made, or to be made, to finance the payment of the launching instalment of the Contract Price

Contract Price means the price payable by the Owner to the Builder in accordance with the Contract, being US$145,240,000, or such other sum as is determined in accordance with the terms and conditions of the Contract

Contribution means in relation to a Lender, the principal amount of the Loan owing to such Lender at any relevant time

Credit Support Document has the meaning given to that expression in Section 14 of the Master Swap Agreements and as set out in paragraph 4(f) of the Schedule to the Master Swap Agreements

Creditors means collectively, the Account Bank, the Hedge Counterparties, the Facility Agent, the Security Trustee and the Lenders and Creditor means any of them

Default means an Event of Default or any event or circumstance specified in clause 11 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Delivery means the delivery of the Ship by the Builder to, and the acceptance of the Ship by, the Owner pursuant to the Contract

Delivery Date means the date upon which Delivery of the Ship occurs

Delivery Date Advance means an Advance made, or to be made, to finance, part of the instalment of the Contract Price falling due on the Delivery Date

DOC means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code

Drawdown Date means any date, being a Business Day falling during the Drawdown Period, on which an Advance is, or is to be, made

Drawdown Notice means a notice substantially in the terms of Schedule 2

Drawdown Period means the period from the date of this Agreement and ending on the Termination Date, or the period ending on such earlier date (if any) on which:

(a)                        the aggregate amount of all Advances is equal to the Total Commitments; or

(b)                       the Total Commitments are reduced to zero pursuant to clause 11.21 or clause 13 or any other provision of this Agreement

Earnings means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship and any sums recoverable under any loss of earnings insurance

Earnings Account means an interest bearing Dollar account of the Company to be opened by the Company with the Account Bank and includes any other account designated in writing by the Account Bank to be the Earnings Account for the purposes of this Agreement

Earnings Account Pledge means the pledge executed or (as the context may require) to be executed by the Company in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in respect of the Earnings Account in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Environmental Claim means:

(a)                        any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or resulting from a Spill; or

(b)                       any claim made by any other person relating to a Spill

Environmental Incident means any Spill:

(a)                        from any Fleet Vessel; or

(b)                       from any other vessel in circumstances where:

(i)                          any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(ii)                       any Fleet Vessel may be arrested or attached in connection with any such Environmental Claims

Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment

Event of Default means an event or circumstance specified as such in clause 11.1

Existing Co-Arranger means each Co-Arranger under, and as defined in, the Existing Facility Agreement

Existing Creditors means collectively, the Existing Lead Arranger, each Existing Co-Arranger, the Existing Facility Agent, the Existing Security Trustee, each Existing Hedge Counterparty and the Existing Lenders and Existing Creditor means any of them

Existing Facility Agent means the Agent under, and as defined in, the Existing Facility Agreement

Existing Facility Agreement means the facility agreement dated 29 July 2008 made between Danaos Corporation as borrower and the Existing Creditors pursuant to which the Existing Lenders agreed (inter alia) to advance by way of loan to the Company, upon the terms and conditions therein contained, the principal sum of two hundred and fifty three million two hundred thousand US Dollars (US$253,200,000)

Existing Finance Documents has the meaning given to the term Security Documents in the Existing Facility Agreement

Existing Hedge Counterparty means each Swap Bank under, and as defined in, the Existing Facility Agreement

Existing Lead Arranger means the Lead Arranger under, and as defined in, the Existing Facility Agreement

Existing Lenders means the Lenders under, and as defined in, the Existing Facility Agreement

Existing Loan means the aggregate principal amount owing to the Existing Lenders under the Existing Facility Agreement at any relevant time

Existing Master Swap Agreements means collectively, the agreements each dated 29 July 2008 each made between the Company and an Existing Hedge Counterparty and each comprising an ISDA Master Agreement and Schedule thereto and any Confirmations (as defined therein) supplemental thereto

Existing Mortgaged Ships means collectively:

(a)                        m.v. “YM COLOMBO” owned by Auckland Marine Inc. and registered under the Liberian flag under Official Number 13289;

(b)                       m.v. “YM SEATTLE” owned by Seacarriers Services Inc. and registered under the Cyprus flag under Official Number 9360910;

(c)                        m.v. “YM SINGAPORE” owned by Wellington Marine Inc. and registered under the Liberian flag under Official Number 13530; and

(d)                       m.v. “YM VANCOUVER” owned by Seacarriers Lines Inc. and registered under the Cyprus flag under Official Number 9363364,

and Existing Ship means any of them

Existing Security Trustee means the Security Trustee under, and as defined in, the Existing Facility Agreement

Facility Agent means ABN AMRO Bank N.V. of Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, or such other person as may be appointed facility agent for the Creditors pursuant to the Agency Agreement and includes its successors and assigns

Facility Defaulting Lender means any Lender:

(a)                        which in breach of its obligations under a Finance Document, has failed to make its participation in an Advance available or has notified a Party that it will not make its participation in an Advance available by the proposed Drawdown Date on which such Advance is intended to be made in accordance with the provisions of this Agreement;

(b)                       which, in breach of its obligations under a Finance Document, has otherwise rescinded or repudiated a Finance Document; or

(c)                        with respect to which a Finance Party Insolvency Event has occurred and is continuing,

unless:

(i)                          its failure to pay is caused by:

(A)                    administrative or technical error; or

(B)                      a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)                       the Lender is:

(A)                    disputing in good faith whether it is contractually obliged to make the payment in question; or

(B)                      asserting in good faith that it is entitled to rescind or repudiate the relevant Finance Documents,

and has provided reasonably detailed information to the Company (with a copy to the Facility Agent) setting out on what basis it believes that it is not contractually obliged to make such payment or is entitled to rescind or repudiate the relevant Finance Document

Facility Office means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office through which it will perform its obligations under this Agreement

Fee Letter means the letter executed or (as the context may require) to be executed by the Company, the Facility Agent and the Security Trustee

Final Repayment Date means, subject to clauses 6.13 and 6.14, 31 December 2018

Finance Documents means:

(a)                        this Agreement;

(b)                       the Agency Agreement;

(c)                        the Earnings Account Pledge;

(d)                       the Charter Assignment;

(e)                        any Contract Assignment Consent and Acknowledgement;

(f)                          the Fee Letter;

(g)                       the General Assignment;

(h)                       the Manager’s Undertaking;

(i)                           the Master Swap Agreements;

(j)                           the Master Swap Agreements Security Deed;

(k)                        the Mortgage;

(l)                           the Owner’s Guarantee;

(m)                     the Owner Share Pledge;

(n)                       the Pre-delivery Security Assignment;

(o)                       any Refund Guarantee Assignment Consent and Acknowledgement;

(p)                       the Restructuring Documents;

(q)                       the Vendor Finance Intercreditor Agreement;

(r)                          any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Company pursuant to this Agreement, the Master Swap Agreements and/or the Restructuring Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement); and

(s)                        any other document designated as such by Security Trustee and the Company

Flag State means the Republic of Liberia or such other state or territory approved in writing by the Facility Agent (acting on the instructions of the Lenders), at the request of the Company, as being the Flag State of the Ship for the purposes of the Finance Documents

Fleet Vessel means the Ship and any other vessel owned, operated, managed or crewed by any member of the Group

General Assignment means the general assignment executed or (as the context may require) to be executed by the Owner in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Government Entity means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant

Hedge Counterparties means collectively, the banks and financial institutions listed in Part 2 of Schedule 1 and includes their respective successors in title

Hedging Transaction means a Transaction as defined in the introductory paragraphs of the Master Swap Agreements

Impaired Agent means the Facility Agent at any time when:

(a)                        it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                       the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)                        (if the Facility Agent is also a Lender) it is a Facility Participating Lender under paragraph (a) or (b) of the definition of Facility Defaulting Lender above; or

(d)                       a Finance Party Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)                          its failure to pay is caused by:

(A)                    administrative or technical error; or

(B)                      a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)                       the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question

Increase Confirmation means a confirmation substantially in the form set out in Schedule 5

Increase Lender has the meaning given to that term in clause 2.2

Insurances means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner, or in the joint names of the Owner and the Mortgagee (as security agent and trustee on behalf of the Combined Creditors) or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums)

Intercreditor Agent means the intercreditor agent from time to time under the Restructuring Agreement

ISM Code means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto

ISPS Code means the International Ship and Port Facility Security Code constituted pursuant to Resolution A 942(22) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto

ISSC means an International Ship Security Certificate issued in respect of the Ship under the provisions of the ISPS Code

Lenders mean the banks and financial institutions listed in Part 1 of Schedule 1 and includes their respective successors in title, Assignees and Substitutes

Loan means the aggregate principal amount owing to the Lenders under this Agreement at any relevant time

Loss Payable Clauses means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in Schedule 1 to the General Assignment, or in such other forms as may from time to time be required or agreed in writing by the Security Trustee (acting on the instructions of the Combined Creditors)

Majority Lenders means:

(a)                                           prior to the first Drawdown Date, that Lender or those Lenders whose Commitment or the aggregate of whose Commitments (as the case may be) is equal to or greater than 66 2/3 per cent of the Total Commitments; and

(b)                                           following the first Drawdown Date that Lender or those Lenders whose Contribution or the aggregate of whose Contributions (as the case may be) is at any time equal to or greater than 66 2/3 per cent of the Loan

Management Agreement means an agreement executed or (as the context may require) to be executed between the Owner and the Manager in a form previously approved in writing by the Facility Agent (acting on the instructions of the Lenders) or any other agreement previously approved in writing by the Facility Agent (acting on the instructions of the Lenders) between the Owner and the Manager providing (inter alia) for the Manager to manage the Ship and Management Agreements means all of them

Manager means Danaos Shipping Company Limited of 14 Akti Kondyli, 185 45 Piraeus, Greece in its capacity as the commercial and technical manager of the Ship or any other person appointed by the Owner, with the prior written consent of the Facility Agent (acting on the instructions of the Lenders), as the manager of the Ship and includes its successors in title and assignees

Manager’s Undertaking means an undertaking executed or (as the context may require) to be executed by the Manager in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors), such undertaking to be in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Master Swap Agreements means collectively, the agreements made or (as the context may require) to be made between the Company and the Hedge Counterparties each comprising an ISDA Master Agreement and Schedule thereto and any Confirmations (as defined therein) supplemental thereto each in agreed form and Master Swap Agreement means any of them

Master Swap Agreements Security Deed means the deed executed or (as the context may require) to be executed by the Company in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Material Adverse Effect means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)                        the business, operations, property, condition (financial or otherwise) or prospects of the Company or the Owner;

(b)                       the ability of the Company or the Owner to perform its obligations under the Finance Documents or the Restructuring Documents;

(c)                        the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Creditor under any of the Finance Documents; or

(d)                       the Ship or another Vessel

Mortgage means the first preferred Liberian mortgage of the Ship executed or (as the context may require) to be executed by the Owner in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Mortgaged Ship means, at any relevant time, the Ship which is at such time subject to a Mortgage and/or whose Earnings, Insurances (as defined in the Mortgage and/or General Assignment) and Requisition Compensation  are subject to a Security pursuant to the relevant Finance Documents and the Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (a) the payment in full of the amount required to be paid to the Combined Creditors and, where applicable, the Cash Cover required to be provided pursuant to clauses 4.7, 4.8 and 4.9 following the sale or Total Loss of such Ship and (b) the date on which all moneys owing under the Finance Documents have been repaid in full

Notice of Assignment of Insurances means a notice of assignment in the form set out in Schedule 2 to the General Assignment or in such other form as may from time to time be required or agreed in writing by the Security Trustee (acting on the instructions of the Combined Creditors)

Operator means any person who is from time to time during the Security Period concerned in the operation of the Ship and falls within the definition of Company set out in rule 1.1.2 of the ISM Code

Owner means Cellcontainer (No.8) Corp., a company incorporated in The Republic of Liberia and whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia

Owner’s Guarantee means the guarantee issued or (as the context may require) to be issued by the Owner in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors), as (inter alia) security for all moneys and the discharge of all liabilities due, owing or incurred by the Company under or pursuant to the Finance Documents to which the Company is or is to be a party and the Existing Finance Documents to which the Company is or is to be a party

Owner Share Pledge means the pledge of all of the issued shares of the Owner executed or (as the context may require) to be executed by the Shareholder in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Party means a party to this Agreement

Pollutant means and includes oil and its products, any other polluting, toxic or hazardous substance whose release into the environment is regulated or penalised by Environmental Laws

Pre-delivery Security Assignment means an assignment of the Contract and Refund Guarantee executed or (as the context may require) to be executed by the Owner in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Protocol of Delivery and Acceptance means, in relation to the Ship, the protocol of delivery and acceptance to be signed by or on behalf of the Builder and the Owner evidencing the delivery and acceptance of the Ship pursuant to the Contract, such protocol to be in a form and substance satisfactory to the Facility Agent

Refund Guarantee means refund guarantee no. 1372-400-010630 dated 12 November 2007 issued by the Refund Guarantor in favour of the Owner in respect of the Builder’s obligations under the Contract and any further guarantee(s) to be issued by the Refund Guarantor in respect of such obligations and any extensions, renewals or replacements thereto or thereof

Refund Guarantee Assignment Consent and Acknowledgement means in relation to the Ship, the acknowledgement of notice, and consent to, the assignment in respect of the Refund Guarantee to be given by the Refund Guarantor, in the form scheduled to the Pre-delivery Security Assignment or otherwise in a form and substance acceptable to the Security Trustee (acting on the instructions of the Combined Creditors)

Refund Guarantor means Woori Bank of 203 Hoehyon-dong 1ga, Chung-gu, Seoul, Korea

Registry means the offices of the Deputy Commissioner for Maritime Affairs of the Republic of Liberia in New York

Requisition Compensation means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship

Restructuring Agreement means the agreement of even date herewith made between, among others, the Company, certain subsidiaries of the Company, the Intercreditor Agent, certain existing finance parties and certain financial institutions

Security Party means the Company, the Owner, the Shareholder, the Refund Guarantor, the Builder, the Charterer and the Manager or any other person who may at any time be a party to any of the Finance Documents (other than the Security Trustee and the other Combined Creditors) and Security Parties means all of them

Security Period means the period commencing on the date of this Agreement and terminating upon discharge of the security created by the Finance Documents by payment of all money payable thereunder

Security Trustee means ABN AMRO Bank N.V. of Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, or such other person as may be appointed security agent and trustee for the Combined Creditors pursuant to the Agency Agreement and includes its successors and assigns

Shareholder means Lito Navigation Inc., a corporation incorporated in the Republic of Liberia and whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia

Ship means the 10,100 TEU class containership currently under construction or (as the context may require) to be constructed by the Builder pursuant to the Contract, which is to be identified during construction as Hull No. S463 and to be registered at Delivery in the ownership of the Owner through the Registry under the laws and flag of the Flag State

SMC means a safety management certificate issued in respect of the Ship in accordance with rule 13 of the ISM Code

Spill means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment

Subsidiary of a person means any company or entity directly or indirectly controlled by such person, and for this purpose control means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise

Substitute has the meaning ascribed thereto in clause 16.4

Substitution Certificate means a certificate substantially in the form of Schedule 4 (or in such other form as the Facility Agent shall approve or require)

SWIFT message means a message sent through the secure financial messaging system established by the Society for Worldwide Interbank Financial Telecommunication

Termination Date means 21 December 2011 or such other date as may be agreed in writing between the Company and the Facility Agent (acting on the instructions of the Lenders)

Total Commitments means the aggregate of the Commitments, being thirty seven million one hundred thousand United States Dollars (US$37,100,000) at the date of this Agreement

Total Loss means in relation to the Ship:

(a)                        actual, constructive, compromised or arranged total loss of the Ship; or

(b)                       the Compulsory Acquisition of the Ship; or

(c)                        the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof

Underlying Documents means collectively the Contract, the Charter, the Refund Guarantee and the Management Agreement and the Vendor Finance Documents (other than the Vendor Finance Intercreditor Agreement) and Underlying Document means any of them

Vendor Finance Intercreditor Agreement means the intercreditor agreement made or (as the context may require) to be made between, among others, Hyundai, the Owner and the Security Trustee in relation to the ranking and priority of the liabilities of certain of the Security Parties under the Finance Documents and the Vendor Finance Documents (and of any related Security created or expressed to be created in favour of Hyundai) in relation to the Ship

Headings

1.4               Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

Construction of certain terms

1.5                      Unless a contrary indication appears, any reference in this Agreement to:

(a)                        any Lender, any Hedge Counterparty, the Account Bank, any Creditor, the Facility Agent, the Security Trustee, any Existing Co-Arranger, any Existing Lead Arranger, any Existing Lender, any Existing Facility Agent, any Existing Hedge Counterparty, any Existing Security Trustee, any Existing Creditor, any Combined Creditor, the Company, any Group Company, or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Facility Agent or the Security Trustee any person for the time being appointed as facility agent or security trustee in accordance with the Finance Documents;

(b)                       a document in agreed form is a document which is previously agreed in writing by or on behalf of the Company and the Security Trustee (acting on the instructions of the Combined Creditors) or, if not so agreed, is in the form specified by the Facility Agent (acting on the instructions of the Lenders) or in the form actually executed by both the relevant Security Party or relevant Security Parties and the Security Trustee and/or the other Combined Creditors;

(c)                        assets includes present and future properties, revenues and rights of every description;

(d)                       a Finance Document or an Underlying Document or a Restructuring Document or any other agreement or instrument is a reference to that Finance Document or that Underlying Document or that Restructuring Document or other agreement or instrument as amended, novated, supplemented, extended or restated by this Agreement or otherwise and, in relation to the Restructuring Documents only, at any time after the Restructuring Termination Date and, until such time as the Finance Documents shall have been amended in accordance with clause 9.1(gg), the Restructuring Agreement in force immediately prior to the Restructuring Termination Date;

(e)                        guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(f)                          indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(g)                       a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(h)                       a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(i)                           including, include or includes shall be construed without limitation;

(j)                           a reference to Security under shall be construed as Security created or expressed or purported to be created pursuant to the document to which such expression refers;

(k)                        words importing the plural shall include the singular and vice versa;

(l)                           a provision of law is a reference to that provision as amended or re-enacted;

(m)                     a time of day is a reference to London time; and

(n)                       a reference to any party acting in good faith shall, in the case of the Creditors and any Party acting in the capacity as a trustee by reason of their administrative role only be deemed not to be satisfied if such party acts contrary to specific and binding instructions received from, in the case of each such party, the party or parties entitled to give such instructions.

1.6                      Section, clause and Schedule headings are for ease of reference only.

1.7                      A Default or an Event of Default is continuing if it has not been remedied or waived.

Insurance terms

1.8                      In clause 9.1(d):

(a)                        excess risks means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(b)                       protection and indemnity risks means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs (including the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

(c)                        war risks includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

Third party rights

1.9                      Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Agreement.

1.10                Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

Effectiveness of Majority Lenders decision

1.11                Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Lenders or to be subject to the consent or request of the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and a majority of the Lenders shall have given or issued such opinion, consent, request or instructions.

2                              The Total Commitments and the Loan

Agreement to lend

2.1                      The Lenders, relying upon each of the representations and warranties in clause 8 and the representations and warranties contained in the Restructuring Agreement, agree to pay to the Builder the Contract Instalment Advance and, in the case of the Delivery Date Advance, to pay the Delivery Date Advance to the Builder and the Company, in each case, by way of loan to the Company, upon and subject to the terms of this Agreement.  The obligation of each Lender under this Agreement shall be to contribute that portion of the Loan which its Commitment bears to the Total Commitments.

Increase

2.2

(a)                        The Company may by giving prior notice to the Facility Agent by no later than the date falling 5 Business Days after the effective date of the cancellation of the available undrawn portion of the Commitment of a Facility Defaulting Lender in accordance with clause 4.12 request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount of up to the amount of the available undrawn portion of the Commitment so cancelled as follows:

(i)                          the increased Commitment will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Company (each of which shall not be a member of the Group and which is further acceptable to the Facility Agent (acting reasonably) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been a Lender) (and for the avoidance of doubt no Existing Lender and no Lender which is not a Facility Defaulting Lender shall be obliged to accept a request to assume any increased Commitment in accordance with the provisions of this clause 2.2);

(ii)                       each of the Security Parties and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Security Parties and the Increase Lender would have assumed and/or acquired had the Increase Lender been a Lender;

(iii)                    each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Creditors shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Creditors would have assumed and/or acquired had the Increase Lender been a Lender;

(iv)                   the Commitments of the Lenders (other than the relevant Facility Defaulting Lender) shall continue in full force and effect; and

(v)                      any increase in the Total Commitment shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                       An increase in the Total Commitments will only be effective on:

(i)                          the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)                       in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)                    the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Company and the Increase Lender; and

(B)                      the Increase Lender acceding to (1) the Restructuring Agreement as a Participating Lender in accordance with its terms and (2) the Agency Agreement as a New Money Lender in accordance with its terms.

(c)                        Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                       Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an Existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of $2,000 and the Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this clause 2.2.

(e)                        The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee.  A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(f)                          Unless expressly agreed to the contrary, the Lenders make no representation or warranty and assumes no responsibility to an Increase Lender for:

(i)                          the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                       the financial condition of any Security Party;

(iii)                    the performance and observance by any Security Party of its obligations under the Finance Documents or any other documents; or

(iv)                   the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(g)                       Each Increase Lender confirms to the Lenders and the other Creditors that it:

(i)                          has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and each Owner and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Combined Creditors in connection with any Finance Document; and

(ii)                       will continue to make its own independent appraisal of the creditworthiness of the Company and each Owner and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(h)                       Nothing in any Finance Documents obliges a Lender to:

(i)                          accept a transfer or assignment from an Increase Lender of any of the rights and obligations assigned or transferred under this clause 2.2; or

(ii)                       support any losses directly or indirectly incurred by an Increase Lender by reason for the non-performance by any Security Party of its obligations under the Finance Documents or otherwise.

Obligations several

2.3                      The obligations of each Creditor under the Finance Documents are several.  Failure by a Creditor to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Creditor is responsible for the obligations of any other Creditor under the Finance Documents.

Interests several

2.4                      Notwithstanding any other term of this Agreement the interests of the Creditor are several and the amount due to the Facility Agent or the Security Trustee (for its own account) and to each other Creditor is a separate and independent debt.  The Facility Agent, the Security Trustee and each other Creditor shall have the right to protect and enforce their respective rights arising out of this Agreement and it shall not be necessary for the Facility Agent, the Security Trustee or any other Creditor (as the case may be) to be joined as an additional party in any proceedings for this purpose.

Drawdown

2.5                      Subject to the terms and conditions of this Agreement, each Advance shall be made following receipt by the Facility Agent from the Company of a Drawdown Notice not later than 10 a.m. on the third Business Day before the Drawdown Date relative to such Advance, which shall be a Business Day falling within the Drawdown Period, on which such Advance is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Facility Agent and, once given, shall, subject to the provisions relating to market disruption contained in the Restructuring Agreement, be irrevocable.

Advances

2.6                      The amount of each Advance shall, subject to the following provisions of this clause 2, be for such amount as is specified in the Drawdown Notice for that Advance provided that the Lenders shall under no circumstances be required to make the Loan or any part thereof available if the making of the Loan or such part would result in:

(a)                        the aggregate of the Advances exceeding the lesser of (a) thirty seven million one hundred thousand US Dollars (US$37,100,000) and (b) twenty five point five per cent (25.5%) of the Contract Price of the Ship at Delivery; or

(b)                       the Loan having more than two (2) Advances and/or any Advance being for an amount less than five million US Dollars (US$5,000,000).

2.7                      The Contract Instalment Advance shall be in the maximum amount of seven million two hundred and sixty two thousand US Dollars (US$7,262,000) and applied in or towards financing the launching instalment of the Contract Price and may be made on any Business Day falling within the Drawdown Period subject to the relevant instalment of the Contract Price having become due and payable by the Owner under the Contract.

2.8                      The Delivery Date Advance shall be in the maximum amount of twenty nine million eight hundred and thirty eight thousand US Dollars (US$29,838,000) and applied in or towards financing the delivery instalment of the Contract Price and may be made on any Business Day falling within the Drawdown Period up to and upon the Delivery Date subject to the delivery instalment of the Contract Price having become due and payable by the Owner under the Contract.

Availability

2.9                      Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Facility Agent shall notify each Lender thereof of the Drawdown Date and, subject to the provisions of clause 10, on the date specified in the Drawdown Notice, each Lender shall make available to the Company its portion of the relevant Advance in accordance with clause 6.1 and clause 6.2.

The Company acknowledges that payment of the Contract Instalment Advance or part of the Delivery Date Advance to the Builder in accordance with clause 6.1 and clause 6.2 shall satisfy the obligation of the Lenders to lend the Contract Instalment Advance or that portion of the Delivery Date Advance to the Company under this Agreement.

Termination of Total Commitments

2.10                Any part of the Total Commitments undrawn at the end of the relevant Drawdown Period shall thereupon be automatically cancelled.

Application of proceeds

2.11                Without prejudice to the Company’s obligations under clause 9.1(b), the Lenders shall have no responsibility for the application of proceeds of the Loan (or any part thereof) by the Company.

3                              Interest and Interest Periods

Calculation of interest

3.1                      The rate of interest on each Advance and/or, as the case may be, the Loan for each Interest Period shall be determined by the Facility Agent and calculated in accordance with the provisions set out in the Restructuring Agreement.

Payment of interest

3.2                      The Company shall pay accrued interest on each Advance and/or, as the case may be, the Loan on the last day of each Interest Period in accordance with the provisions of the Restructuring Agreement.

Default interest

3.3                      If the Company fails to pay any amount payable by it under a Finance Document, the provisions relating to default interest set out in the Restructuring Agreement shall apply.

Notification of rates of interest

3.4                      The Facility Agent shall promptly notify the Lenders and the Company of the determination of a rate of interest under the Restructuring Agreement.

Interest Periods

3.5                      Interest Periods and other provisions relating to interest shall be as determined in accordance with the Restructuring Agreement.

4                              Repayment, prepayment and cancellation

Repayment

4.1                      Without prejudice to clause 4.2, the Company shall repay amounts outstanding under this Agreement in the manner set out in the Restructuring Agreement.

4.2                      On the Final Repayment Date (without prejudice to any other provision of this Agreement or the Restructuring Agreement), the Loan shall be repaid in full.

Mandatory cancellation

4.3                      Where clause 24.2 of the Restructuring Agreement applies, if the Loan is not fully drawn at the time such clause applies, any undrawn amount (or such relevant part thereof) shall be cancelled in accordance with clause 24.2 of the Restructuring Agreement.  Upon any such cancellation the Total Commitments shall be reduced by the same amount.

Voluntary cancellation

4.4                      The Company may, if it gives the Facility Agent not less than 15 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of five hundred thousand US Dollars (US$500,000)) of the Loan which is undrawn at the proposed date of cancellation. Upon any such cancellation the Total Commitments shall be reduced by the same amount.

Voluntary prepayment

4.5                      The Company may voluntarily prepay the Loan in the manner set out in the Restructuring Agreement.

4.6                      Every notice of prepayment shall be effective only on actual receipt by the Facility Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Company to make such prepayment on the date specified.

Mandatory prepayment on Total Loss

4.7                      On the Mortgaged Ship becoming a Total Loss or suffering damage or being involved in an incident which in the opinion of the Lenders may result in the Mortgaged Ship being subsequently determined to be a Total Loss, the obligation of the Lenders to make the Loan shall immediately cease.

4.8                      The Company shall, following a Total Loss of the Mortgaged Ship, comply with the provisions of clauses 18.4 to 18.5 of the Restructuring Agreement.  For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(a)                        in the case of an actual total loss of the Mortgaged Ship on the actual date and at the time the Mortgaged Ship was lost or, if such date is not known, on the date on which the Mortgaged Ship was last reported;

(b)                       in the case of a constructive total loss of the Mortgaged Ship, upon the date and at the time notice of abandonment of the Mortgaged Ship is given to the insurers of the Mortgaged Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

(c)                        in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Mortgaged Ship;

(d)                       in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)                        in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Mortgaged Ship (other than where the same amounts to Compulsory Acquisition of such Mortgaged Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Owner of the use of the Mortgaged Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

Mandatory prepayment on sale

4.9                      Upon the date on which a sale of the Mortgaged Ship by the Owner is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price the Company shall comply with the provisions of clauses 18.5, 23.12 and 23.13 of the Restructuring Agreement.

Mandatory pre-delivery cancellation and prepayment

4.10                If, prior to the Ship’s Delivery:

(a)                        the Owner or the Builder rescinds or purports to rescind or repudiates or purports to repudiate the Contract or evidences an intention to rescind, repudiate, cancel or terminate the Contract; or

(b)                       any of the matters contained in clause 25.13 (Insolvency) to clause 25.18 (Creditors’ process) of the Restructuring Agreement shall occur in relation to the Builder; or

(c)                        any of the events or circumstances specified in paragraph 1 of article XI of the relevant Contract occurs and the Builder has not irrevocably and unconditionally waived such default; or

(d)                       the Contract is for any reason and by any method suspended, cancelled, terminated or rescinded or otherwise ceases to remain in full force and effect; or

(e)                        a competent court or arbitration panel decides that the Contract has been validly cancelled, terminated or rescinded or that it ceases to have full force and effect; or

(f)                          the Contract is amended or varied in a way prohibited by any Finance Document; or

(g)                       the Refund Guarantee is repudiated, cancelled, rescinded or otherwise terminated or is not or ceases to be legal, valid, binding and enforceable obligations of the Refund Guarantor or it is or becomes unlawful for the Refund Guarantor to perform its obligations under it and the Refund Guarantee is not immediately replaced or reinstated or reconfirmed in a form and manner and by a person in each case approved in advance by the Lenders; or

(h)                       Delivery of the Ship has not occurred by the Termination Date,

then the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company with effect from the date 10 Business Days after the giving of such notice (or such later date as may be approved in advance by the Majority Lenders) cancel the Commitment relative to the Ship (whereupon the Total Commitments shall be reduced by such Commitment).  The Company shall on the date such cancellation takes effect prepay the Loan.

Charter

4.11                If

(a)                        the Charter is for any reason and by any method cancelled, terminated or rescinded or is not or ceases to be legal, valid, binding and enforceable or otherwise ceases to remain in full force and effect; or

(b)                       a competent court or arbitration panel decides that the Charter has been validly cancelled, terminated or rescinded or has ceased to be legal, valid, binding and enforceable or otherwise has ceased to have full force and effect;

then on the date falling sixty (60) days after first occurrence of any event described in clause 4.11(a) or (b) above the Commitment relative to the Ship shall be cancelled (whereupon the Total Commitments shall be reduced by such Commitment) and the Company shall on the date such cancellation takes effect prepay the Loan Provided always that the Commitment shall not be cancelled and the Company shall not be obliged to prepay the Loan if a replacement charterer or charterers acceptable to the Lenders enters into a time charter on substantially the same terms as the Charter or on such other terms as may be acceptable to the Lenders with the Owner within the said sixty (60) days.

Right of replacement or repayment and cancellation in relation to a Facility Defaulting Lender

4.12

(a)                        If any Lender becomes a Facility Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Facility Defaulting Lender, give the Facility Agent 5 Business Days’ notice of cancellation of each available, unused Commitment of that Lender.

(b)                       On the notice referred to in paragraph (a) becoming effective, each available, unused Commitment of the Facility Defaulting Lender shall immediately be reduced to zero.

(c)                        The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all Lenders.

Amounts payable on prepayment

4.13                Any prepayment of all or part of the Loan under this Agreement shall be made together with:

(a)                        accrued interest on the amount to be prepaid to the date of such prepayment;

(b)                       any Break Costs;

(c)                        any additional amount payable under clauses 7 or 13.1; and

(d)                       all others sums payable by the Company to the Security Trustee and/or the other Creditors under this Agreement or any of the other Finance Documents including any accrued commitment commission payable under clause 5 and any amounts payable under clause 12.

Master Swap Agreements, repayments and prepayments

4.14                Prior to the Restructuring Termination Date, the provisions of the Hedging Strategy and the provisions of the Restructuring Agreement relating to Cash Cover shall apply to the Hedging Transactions and the rights of the Company and the Hedge Counterparties following the prepayment of all or part of the Loan (including upon a Total Loss in accordance with clause 4.8).

4.15                On and following the Restructuring Termination Date, but subject to the terms of the Restructuring Agreement:

(a)                        notwithstanding any provision of any Master Swap Agreement to the contrary, in the case of a prepayment of all or part of the Loan (including upon a Total Loss in accordance with clause 4.8) then the Hedge Counterparties shall be entitled but not obliged (and, where relevant, may do so without the consent of the Company, where it would otherwise be required whether under the Master Swap Agreements or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Hedging Transaction and/or the Master Swap Agreements and/or to obtain or re-establish any hedge or related trading position to the extent any outstanding exposure is no longer wholly matched with or linked to all or part of the Loan in any manner and with any person the Hedge Counterparties in their absolute discretion may determine and both the Hedge Counterparties’ and the Company’s continuing obligations under any Hedging Transaction and/or the Master Swap

Agreements shall, unless agreed otherwise by the Hedge Counterparties, be calculated so far as the Hedge Counterparties consider it practicable by reference to the amended repayment schedule for the Loan taking into account the fact that less than the full amount of the Loan remains outstanding;

(b)                       the Company shall on the first written demand of the Hedge Counterparties indemnify the Hedge Counterparties and the Facility Agent in respect of all losses, costs and expenses (including legal costs and expenses) incurred or sustained by the Hedge Counterparties and/or the Facility Agent as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4;

(c)                        notwithstanding any provision of any Master Swap Agreement to the contrary, if for any reason a Hedging Transaction has been entered into but the Loan is not drawn down under this Agreement then the Hedge Counterparties shall be entitled but not obliged (and, where relevant, may do so without the consent of the Company where it would otherwise be required whether under the Master Swap Agreements or otherwise) to amend, re-book, supplement, cancel, close out, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Hedging Transaction(s) and/or the Master Swap Agreements and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Hedge Counterparties in their absolute discretion may determine; and

(d)                       without prejudice to or limitation of the obligations of the Company under clause 4.15(b), in the event that the Hedge Counterparties exercise any of their rights under clause 4.15 and such exercise results in all or part of a Hedging Transaction being terminated such Hedging Transaction or the part thereof terminated (which shall for the purposes hereof be treated as a separate Hedging Transaction) in each case shall be treated under the Master Swap Agreements in the same manner as if it were a Terminated Transaction (as defined in Section 14 of each Master Swap Agreement) pursuant to an Event of Default (as so defined in that Section 14) by the Company and, accordingly, the Hedge Counterparties shall be permitted to recover from the Company a payment for early termination calculated in accordance with the provisions of Section 6(e)(i) of each Master Swap Agreement in respect of such Hedging Transaction.

5                              Commitment commission, fees and expenses

Commitment commission

5.1                      The Company shall pay to the Facility Agent (for the account of each Lender) a fee in US Dollars computed at the rate of zero point seven five per cent (0.75%) per annum on the undrawn portion of that Lender’s Commitment calculated from the date of this Agreement (the start date).

5.2                      The Company shall pay the accrued commitment commission on the last day of the period of three months commencing on the start date, on the last day of each successive period of three months, on the Termination Date and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

5.3                      No commitment commission is payable to the Facility Agent (for the account of a Lender) on any undrawn portion of that Lender’s Commitment for any day on which that Lender is a Facility Defaulting Lender.

Agency fee

5.4                      The Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

Security Trustee fee

5.5                      The Company shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

The commitment commission referred to in clause 5.1 and the fees referred to in clauses 5.4 and 5.5 shall be payable by the Company whether or not any part of the Total Commitments is ever advanced.

Transaction expenses

5.6                      Subject to the provisions of clause 14.1 of the Restructuring Agreement or save as otherwise agreed in writing by the Company prior to the date of this Agreement, the Company shall promptly on demand pay the Facility Agent and the other Creditors the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

(a)                        the negotiation, preparation, printing, execution and perfection of this Agreement and any other Finance Documents; and

(b)                       any other Finance Document executed after the date of this Agreement.

Amendment costs

5.7                      If:

(a)                        the Company requests an amendment, waiver or consent; or

(b)                       an amendment is required pursuant to clause 6.18 and clause 6.19 (Change of currency),

the Company shall, within three Business Days of demand, reimburse the Facility Agent and the other Creditors for the amount of all costs and expenses (which shall include legal fees) incurred by them in responding to, evaluating, negotiating or complying with that request or requirement.

Enforcement and preservation costs

5.8                      The Company shall, within three Business Days of demand, pay to the Security Trustee and the other Creditors the amount of all costs and expenses (including legal fees) incurred by them in connection with the enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Security under the Finance Documents or enforcing these rights.

Other transaction costs

5.9                      In the event of:

(a)                        a Default; or

(b)                       the Security Trustee and/or the Facility Agent being requested by a Group Company or the Majority Lenders to undertake duties which the Security Trustee and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Company shall pay to:

(i)                          the Security Trustee any additional remuneration that may be agreed between them in respect of the Security Trustee’s ongoing costs; and

(ii)                       the Facility Agent any additional remuneration that may be agreed between them in respect of the Facility Agent’s management time.

5.10                If the Security Trustee and/or the Facility Agent (as relevant) fail to agree with the Company upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association and shall be final and binding upon the parties to this Agreement.

Stamp taxes

5.11                The Company shall pay and, within three Business Days of demand, indemnify each Creditor against any cost, loss or liability that Creditor incurs in relation to all stamp duty, documentary, registration and other similar Taxes payable in respect of any Finance Document.

VAT

5.12                All amounts set out or expressed in a Finance Document to be payable by any Party to a Creditor which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 5.13 below, if VAT is or becomes chargeable on any supply made by any Creditor to any Party under a Finance Document, that Party shall pay to the Creditor (in addition to and at the same time as paying any other  consideration for such supply) an amount equal to the amount of such VAT (and such Creditor shall promptly provide an appropriate VAT invoice to such Party).

5.13                If VAT is or becomes chargeable on any supply made by any Creditor (the Supplier) to any other Creditor (the Recipient) under a Finance Document, and any Party other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

6                              Payments; accounts and calculations

Payments to the Facility Agent

6.1                      On each date on which the Company or a Lender is required to make a payment under a Finance Document, the Company or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

6.2                      Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

Distributions by the Facility Agent

6.3                      Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 6.4 (Distributions to the Company) and clauses 6.5 and 6.6 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ written notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

Distributions to the Company

6.4                      The Facility Agent may (with the consent of the Company or in accordance with clauses 6.5 and 6.6 (Clawback)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

Clawback

6.5                      Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

6.6                      If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds and shall further indemnify the Facility Agent on demand for any and all other loss or expense which the Facility Agent may sustain or incur as a consequence of the Facility Agent not actually having received that amount.

Impaired Agent

6.7                      If, at any time, the Facility Agent becomes an Impaired Agent, the Company or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with clauses 6.1 and 6.2 (Payments to the Facility Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of Acceptable Bank (as defined in the Restructuring Agreement) and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Company or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

6.8                      All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

6.9                      A Party which has made a payment in accordance with clause 6.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

6.10                Promptly upon the appointment of a successor Facility Agent in accordance with the provisions of the Agency Agreement, each Party which has made a payment to a trust account in accordance with clause 6.7 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with clause 6.3 (Distributions by the Facility Agent).

Partial payments

6.11                If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then the provisions of clause 14.1 (Application of moneys) shall apply.

Set-off by Company

6.12                All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

Business Days

6.13                Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.14                During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

Currency of account

6.15                Subject to clauses 6.16 and 6.17 below, US Dollars is the currency of account and payment for any sum due under any Finance Document.

6.16                Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

6.17                Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

Change of currency

6.18                Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)                        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(b)                       any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

6.19                If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

Loan account

6.20                Each Lender shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Finance Documents.  The Facility Agent shall maintain a control account showing the Loan and other sums owing by the Company under the Finance Documents and all payments in respect thereof made by the Company from time to time.  The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Company under the Finance Documents.

Accounts

6.21                In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Creditor are prima facie evidence of the matters to which they relate.

Certificates and determinations

6.22                Any certification or determination by a Creditor of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

Day count convention

6.23                Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

7                              Tax Gross up

Definitions

7.1                      In this clause:

Protected Party means a Creditor which is or will be subject to any liability for, or required to make any payment for or on account of, Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Unless a contrary indication appears, in this clause 7 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

Tax gross-up

7.2                      The Company shall make all payments to be made by it under, and in connection with, the Finance Documents, without any Tax Deduction, unless a Tax Deduction is required by law.

7.3                      The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Company.

7.4                      If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

7.5                      If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

7.6                      Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Group Company making that Tax Deduction shall deliver to the Facility Agent for the Creditor entitled to the payment evidence reasonably satisfactory to that Creditor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

Tax indemnity

7.7                      The Company shall (within three Business Days of demand by the Facility Agent or another Creditor) pay to a Protected Party an amount equal to the loss, liability or cost which that

Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

7.8                      Clause 7.7 above shall not apply:

(a)                        with respect to any Tax assessed on a Creditor:

(i)                          under the law of the jurisdiction in which that Creditor is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor is treated as resident for tax purposes; or

(ii)                       under the law of the jurisdiction in which that Creditor’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) of that Creditor; or

(b)                       to the extent a loss, liability or cost is compensated for by an increased payment under clauses 7.2 to 7.6  (Tax gross-up).

7.9                      A Protected Party making, or intending to make a claim under clause 7.7 above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

7.10                A Protected Party shall, on receiving a payment from a Group Company under clause 7.7, notify the Facility Agent.

8                                Representations and warranties

Restructuring Agreement representations and warranties

8.1                      The Company makes the representations and warranties set out in the Restructuring Agreement to each Creditor on the terms set out in the Restructuring Agreement and at the times set out in the Restructuring Agreement.

No money laundering

8.2                      The Company represents and warrants to each Creditor that, in relation to the borrowing by it of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents to which it is or is to be a party and the transactions and other arrangements effected or contemplated respectively thereby (a) it is acting for its own account and (b) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council) and/or Art. 305 bis of the Swiss Penal Code.

Initial representations and warranties

8.3                      The Company makes the further representations and warranties set out in this clause 8.3 to each Creditor.

(a)                        No Default under Contract or Refund Guarantee

the Owner is not in default of any of its obligations under the Contract or any of its obligations upon the performance or observance of which depend the continued liability of the Refund Guarantor in accordance with the terms of the Refund Guarantee;

(b)                       No Security in respect of pre-delivery security

the Owner has not previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the Contract or the Refund Guarantee and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Finance Documents;

(c)                        the Ship

the Ship will on the Delivery Date be:

(i)                          in the absolute ownership of the Owner who will on and after the Delivery Date be the sole, legal and beneficial owner of the Ship;

(ii)                       registered in the name of the Owner under the laws and flag of the Flag State through the Registry;

(iii)                    operationally seaworthy and in every way fit for service; and

(iv)                   classed with the Classification free of all requirements and recommendations of the Classification Society;

(d)                       Ship’s employment

save for the Charter, the Ship will not on or before the Delivery Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the Mortgage would have required the consent of the Security Trustee (acting on the instructions of the Lenders) and on the Delivery Date there will not be any agreement or arrangement whereby the Earnings may be shared with any other person;

(e)                        Freedom from Security

neither the Ship, nor her Earnings, Insurances or Requisition Compensation (each as defined in the General Assignment) nor the Earnings Account nor the Charter nor any other properties or rights which are, or are to be, the subject of any of the Finance Documents nor any part thereof will at any time during the Security Period be subject to any Security other than as permitted under the Restructuring Agreement;

(f)                          Environmental matters

to the best of the knowledge and belief of the Company and its officers:

(i)                          all Environmental Laws applicable to any Fleet Vessel have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with; and

(ii)                       no Environmental Claim has been made or threatened or is pending against any member of the Group or any Fleet Vessel and not fully satisfied; and

(iii)                    there has been no Environmental Incident; and

(g)                       Copies true and complete

the copies of each of the Underlying Documents delivered or to be delivered to the Lenders pursuant to clause 10 are, or will when delivered be, true and complete copies of such documents and each of such documents will when delivered constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there have been no amendments or variations thereof or defaults thereunder.

Repetition of representations and warranties

8.4                      On and as of the Drawdown Date of each Advance and (except in relation to the representations and warranties in clause 8.3) on the last day of each Interest Period the Company shall be deemed to repeat the representations and warranties in clauses 8.1 to 8.3 as if made with reference to the facts and circumstances existing on such day.

9                              Undertakings

General

9.1                      The Company undertakes with the Creditors that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Total Commitments remains outstanding, it will:

(a)                        Notice of Default

(i)                          promptly inform the Facility Agent and each of the other Creditors of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Finance Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Facility Agent and each of the other Creditors of any event or circumstance giving rise to a prepayment event of the type set out in, or an entitlement on the Facility Agent to serve a notice of prepayment under, clauses 4.7, 4.8, 4.9, 4.10 and 4.11 and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Facility Agent or any Creditor, confirm to the Facility Agent and each of the Creditors in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(ii)                       promptly inform the Facility Agent and each of the other Creditors of any occurrence of which it becomes aware which might adversely affect the ability or rights of the Owner to make any claims under the Contract or the Refund Guarantee or which might reduce or release any of the obligations of the Builder under the Contract or the Refund Guarantor under such Refund Guarantee;

(b)                       Use of proceeds

use the Loan for its own benefit and exclusively for the purpose specified in clause 1.1;

(c)                        Obligations under Finance Documents and Underlying Documents duly and punctually perform and procure that each Security Party (other than the Builder, the Refund Guarantor and the Charterer) and each Group Company performs, and complies with, each of the obligations expressed to be assumed by it under the Finance Documents (including the Restructuring Documents and including the undertakings contained in clauses 22, 23 and 24 of the Restructuring Agreement) and the Underlying Documents;

(d)                       Insurance

(i)                         Insured risks, amounts and terms

procure that the Owner insures and keeps the Ship insured free of cost and expense to the Security Trustee and in the sole name of the Owner or, if so required by the Security Trustee, in the joint names of the Owner and the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) (but without liability on the part of the Security Trustee for premiums or calls):

(A)                    against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks with a separate limit not less than hull value and including also terrorism and piracy to the extent not covered under the hull and machinery policy), on full conditions and on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of:

(1)                        the Market Value of the Ship for the time being;

(2)                        such amount as when aggregated with the insured values of the other Existing Mortgaged Ships is at least equal to one hundred and twenty per cent (120%) of the aggregate of (aa) the Loan and (bb) the Existing Loan; and

(3)                        for as long as the Vendor Finance Documents for the relevant Ship are in place, 125% of the Contract Price (as such term is defined in the relevant Vendor Finance Facility Agreement) for the relevant Ship, and upon such terms as shall from time to time be approved in writing by the Security Trustee;

(B)                      against protection and indemnity risks (including but not limited to (i) war protection and indemnity risks in excess of the basic war protection and indemnity cover and (ii) pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship) for the full value and tonnage of the Ship (as approved in writing by the Security Trustee) and upon such terms as shall from time to time be approved in writing by the Security Trustee;

(C)                      if and when so requested by the Security Trustee, against loss of earnings in such amounts and upon such terms as shall from time to time be approved in writing by the Security Trustee;

(D)                     if and when so requested by the Security Trustee, against political risks on such terms and in such amounts as shall from time to time be approved in writing by the Security Trustee; and

(E)                       in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship;

and to procure that the Owner pays to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) the cost (as conclusively certified by the Security Trustee) of (aa) any mortgagee’s interest insurance (including mortgagee’s interest insurance - additional perils (pollution) coverage) which the Security Trustee may from time to time effect in respect of the Ship upon such terms and in such amounts not exceeding one hundred and twenty per cent (120%) (but being not less than one hundred and ten per cent (110%)) of the aggregate of the (i) Loan, (ii) the Existing Loan and (iii) any other sum as may be mutually agreed upon between the Owner and the Security Trustee, as it shall deem desirable and (bb) any other insurance cover which the Security Trustee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Security Trustee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 9.1(d)(i);

(ii)                     Approved brokers, insurers and associations

procure that the Owner effects and keeps effected the insurances aforesaid in such currency as the Security Trustee may approve and through the Approved Brokers (other than the said mortgagee’s interest insurance (including mortgagee’s interest insurance - additional perils (pollution) coverage) which shall be effected through brokers nominated by the Security Trustee) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Security Trustee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Security Trustee;

(iii)                 Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 9.1(d)(i) form part of a fleet cover, procure that the Owner procures that the Approved Brokers shall undertake to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Security Trustee;

(iv)                    Payment of premiums and calls

procure that the Owner punctually pays all premiums, calls, contributions or other sums payable in respect of all such insurances and produces all relevant receipts or other evidence of payment when so required by the Security Trustee;

(v)                        Renewal

procure that the Owner, at least 21 days before the relevant policies, contracts or entries expire, notifies the Security Trustee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Security Trustee pursuant to this clause 9.1(d), procure that the Owner procures that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least 14 days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least 7 days before such expiry (or within such shorter period as the Security Trustee may from time to time agree) and procure that the Owner confirms in writing to the Security Trustee as and when such renewals have been effected in accordance with the instructions so given;

(vi)                    Guarantees

procure that the Owner arranges for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(vii)                Hull policy documents, notices, loss payable clauses and brokers’ undertakings procure that the Owner deposits with the Approved Brokers (or procures the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 9.1(d)(i) as are effected through the Approved Brokers and to further procure that the Owner procures that the interest of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors), by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors)) and that the Security Trustee be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Security Trustee;

(viii)            Associations’ loss payable clauses, undertakings and certificates procure that the Owner procures that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered endorses the relevant Loss Payable Clause on the relevant certificate of entry or policy and furnishes the Security Trustee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be required by the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) and, where required to be issued under the terms of insurance/indemnity provided by the protection and indemnity association in which the Ship is for the time being entered, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the Owner in relation to the Ship in accordance with the requirements of such association;

(ix)                   Extent of cover and exclusions

procure that the Owner takes all necessary action and complies with all requirements which may from time to time be applicable to the Insurances (including the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior written consent and to procure that the Owner procures that they are otherwise maintained on terms and conditions from time to time approved in writing by the Security Trustee;

(x)                       Correspondence with brokers and associations

procure that the Owner provides to the Security Trustee, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to (i) compliance with requirements from time to time applicable to the Insurances including all requisite declarations and payments of additional premiums or calls referred to in clause 9.1(d)(i)(ix) and (ii) any credit arrangements made between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations relating wholly or partly to the effecting or maintenance of the Insurances;

(xi)                   Independent report

if so requested by the Security Trustee, but at the cost of the Owner, procure that the Owner furnishes the Security Trustee on the date of the Mortgage, annually thereafter, and from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Security Trustee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof and compliance with the provisions of this clause 9.1(d);

(xii)               Collection of claims

procure that the Owner does all things necessary and provides all documents, evidence and information to enable the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(xiii)           Employment of Ship

procure that the Owner does not employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

(xiv)              Application of recoveries

procure that the Owner applies all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

(xv)                  Co-assured

procure that any person other than the Company or the Owner of that Ship who is named as an assured or co-assured in the Insurances of any Ship immediately enters into an assignment in respect of its interests in the Insurances in favour of the Security Trustee on such terms and in such form as the Security Trustee (acting on the instructions of the Lenders) may require.

It is acknowledged and agreed that any rights or discretions, consents or approvals exercisable or to be given by the Security Trustee pursuant to this clause 9.1(d) shall be exercised or given by the Security Trustee acting on the instructions of the Majority Lenders;

(e)                        Ship’s name and registration

procure that the Owner does not change the name of the Ship and keeps the Ship registered as a Liberian ship and further procures that procure that the Owner does not do or does not suffer anything to be done, or does not omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered under any other flag than the Liberian flag and procure that the Owner does not register the Ship or permits its registration under any other flag without the prior written consent of the Security Trustee (acting on the instructions of the Lenders);

(f)                          Repair

procure that the Owner keeps the Ship in a good and efficient state of repair consistent with first-class ship ownership and management practice and to further procure that the Owner procures that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

(g)                       Modification; removal of parts; equipment owned by third parties procure that the Owner does not without the prior written consent of the Security Trustee to or suffer any other person to:

(i)                          make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(ii)                       remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Security save for it being subject to the security constituted by the Mortgage; or

(iii)                    install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

(h)                       Maintenance of class; compliance with regulations

procure that the Owner maintains the Classification as the class of the Ship free of all overdue recommendations, requirements and conditions affecting class and complies with and ensures that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of Liberia or otherwise applicable to the Ship, its ownership, management, operation or to the business of the Owner;

(i)                           Surveys

procure that the Owner submits the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and if so required procure that the Owner supplies to the Security Trustee copies of all survey reports issued in respect thereof;

(j)                           Inspection

procure that the Owner ensures that the Security Trustee and any of the other Combined Creditors, by surveyors or other persons appointed by it or them for such purpose, may board the Ship (at the cost of the Owner and at the risk of the Owner save for where it is shown to have been directly and mainly caused by the gross negligence of or wilful misconduct of such surveyor or other person) at all reasonable times for the purpose of inspecting her and to procure that the Owner affords all proper facilities for such inspections and for this purpose procure that the Owner gives the Security Trustee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise) provided that such boarding and inspection does not materially disrupt the Ship’s reasonable operation, repairs or maintenance;

(k)                        No liens; prevention of and release from arrest

procure that the Owner promptly pays and discharges all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure that the Owner procures the immediate release of the Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

(l)                           Employment

procure that the Owner does not employ the Ship or permit her employment in any manner, trade or business which is forbidden by Liberian law or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions or otherwise contrary to the provisions of the Restructuring Agreement and, in the event of hostilities in any part of the world (whether war be declared or not) and to procure that the Owner does not employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship’s war risks insurers unless the prior written consent of the war risks insurers is obtained and such special insurance cover as the war risks insurers may require shall have been effected by the Owner and at its expense;

(m)                     Information

procure that the Owner promptly furnishes to the Security Trustee all such information as the Security Trustee may from time to time require regarding the Ship, her Earnings and Insurances, her employment, position and engagements, any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship, particulars of all towages and salvages, and copies of all charters and other contracts for her employment and of any charter guarantees or otherwise howsoever concerning her;

(n)                       Notification of certain events

procure that the Owner notifies the Security Trustee forthwith by fax thereafter confirmed by letter of:

(i)                          any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(ii)                       any occurrence in consequence of which the Ship has or may become a Total Loss;

(iii)                    any requisition of the Ship for hire;

(iv)                   any requirement, condition or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(v)                      any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(vi)                   any intended drydocking of the Ship which the Owner knows or reasonably determines will or may exceed (or has exceeded) 20 days in total;

(vii)                any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(viii)             any claim for breach of the ISM Code or the ISPS Code being made against the Owner or otherwise in connection with the Ship and, to the extent that the Owner is aware of such claim, any such claim being made against any Operator;

(ix)                     any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with; or

(x)                        the occurrence of any Default,

and procure that the Owner advises the Security Trustee in writing, on a regular basis and in such detail as the Security Trustee shall require, of the Owner’s or any other person’s response to any of the foregoing events;

(o)                       Payment of outgoings and evidence of payments

procure that the Owner promptly pays all taxes, tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Security Trustee may so require, procure that the Owner makes such books available for inspection on behalf of the Security Trustee, and furnishes satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew’s wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(p)                       Security

procure that the Owner does not without the prior written consent of the Security Trustee (and then only subject to such conditions as the Security Trustee may impose) (acting on the instructions of the Combined Creditors) create or purport or agree to create or permit to arise or subsist any Security (other than as permitted by the Restructuring Agreement) over or in respect of the Ship, any share or interest therein or in the Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Security Trustee;

(q)                       Sale or other disposal

procure that the Owner does not without the prior written consent of the Security Trustee (and then only subject to such terms as the Security Trustee may impose) (acting on the instructions of the Combined Creditors) sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

(r)                          Chartering

procure that the Owner does not except pursuant to the Charter, without the prior written consent of the Security Trustee (acting on the instructions of the Lenders) (which the Security Trustee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Security Trustee (acting on the instructions of the Lenders) may impose, to let the Ship:

(i)                          on demise charter for any period;

(ii)                       by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed twelve months’ duration;

(iii)                    on terms whereby more than two months’ hire (or the equivalent) is payable in advance; or

(iv)                   below the market rate prevailing at the time when the Ship is fixed or other than on arms’ length terms;

(s)                        Sharing of Earnings

procure that the Owner does not without the prior written consent of the Security Trustee (and then only subject to such conditions as the Security Trustee may impose) (acting on the instruction of the Combined Creditors) to enter into any agreement or arrangement:

(i)                          whereby the Earnings may be shared with any other person;

(ii)                       for the postponement of any date on which any Earnings are due;

(iii)                    for the reduction of the amount of Earnings or otherwise for the release or adverse alteration of any right of the Owner to any Earnings; or

(iv)                   for the release of, or adverse alteration to, any guarantee or Security relating to any Earnings;

(t)                          Payment of Earnings

procure that the Owner procures that the Earnings are paid to the Earnings Account at all times pursuant to the provisions of clause 7.1 of the Owner’s Guarantee and to procure that the same are paid to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) at all times if and when the same shall be or shall have become so payable in accordance with the Finance Documents and to procure that that any Earnings which are so payable and which are in the hands of the Owner’s brokers or agents are duly accounted for and paid over to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) forthwith on demand;

(u)                       Repairers’ liens

procure that the Owner does not without the prior written consent of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;

(v)                       Manager

procure that the Owner does not without the prior written consent of the Security Trustee (acting on the instructions of the Lenders) appoint a manager of the Ship other than the Manager, or terminate or amend the terms of the Management Agreement;

(w)                     Registration of Liberian Mortgage and compliance with Liberian law procure that the Owner causes the Mortgage to be recorded with the Deputy Commissioner for Maritime Affairs of the Republic of Liberia as prescribed by Chapter 3 of Title 21 of the Liberian Code of Laws of 1956 as amended and otherwise procure that the Owner complies with and satisfies all the requirements and formalities established by the said Liberian Code of Laws and any other pertinent legislation of the Republic of Liberia to perfect and maintain the Mortgage as a valid and enforceable first and preferred lien upon the Ship and furnishes to the Security Trustee from time to time such proofs as the Security Trustee may reasonably request for its satisfaction with respect to the Owner’s compliance with the provisions of this sub-clause;

(x)                         Notice of Mortgage

procure that the Owner places and, at all times and places, uses due diligence to retain a properly certified copy of the Mortgage (which shall form part of the Ship’s documents) on board the Ship with her papers and causes such certified copy of the Mortgage to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Security Trustee and to further procure that the Owner places and keeps prominently displayed in the chart room and in the Master’s cabin of the Ship a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage to ABN AMRO Bank N.V. of Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (as security agent and trustee on behalf of itself and certain other creditors parties) under authority of Title 21 of the Liberian Code of Laws of 1956 as amended.  Under the terms of the said Mortgage neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage”

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor any charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage;

(y)                       Conveyance on default

procure that the Owner where the Ship is (or is to be) sold in exercise of any power contained in the Mortgage or otherwise conferred on the Security Trustee, to execute, forthwith upon request by the Security Trustee, such form of conveyance of the Ship as the Security Trustee may require;

(z)                         Anti-drug abuse

procure that the Owner, without prejudice to clause 9.1(k), takes all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Security Trustee shall so require, procure that the Owner enters into a “Carrier Initiative Agreement” with the United States Customs Service and procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;

(aa)                  Environmental matters

(i)                          Notice of claims and incidents:  procure that the Owner notifies the Security Trustee as soon as reasonably practicable by fax (thereafter confirmed by letter) of:

(A)                    the making of any Environmental Claim against any member of the Group or any Fleet Vessel; or

(B)                      the occurrence of any Environmental Incident which may give rise to any such Environmental Claims;

(ii)                       Compliance with Environmental Laws:  procure that the Owner procures compliance with all Environmental Laws applicable to all Fleet Vessels and the terms of all consents, licences and approvals obtained under such laws; and

(iii)                    Information:  procure that the Owner keeps the Security Trustee regularly and punctually informed in writing, and in reasonable detail, of the nature of, and response to, any such Environmental Incident and the defence to any such Environmental Claim;

(bb)                ISM Code

(i)                          Compliance with the ISM Code: procure that the Owner complies with and ensure that the Ship and any Operator at all times comply with the requirements of the ISM Code;

(ii)                       Withdrawal of DOC or SMC: procure that the Owner immediately informs the Security Trustee of any threatened or actual withdrawal of any Operator’s DOC or any SMC;

(iii)                    Issue of DOC or SMC: procure that the Owner promptly informs the Security Trustee of the issue of each DOC and each SMC or of the receipt by any Operator of notification that any application for the same has been refused; and

(iv)                   Copy documentation: procure that the Owner provides the Security Trustee promptly on request with a copy (certified as a true copy by the Owner) of each DOC and each SMC; and

(cc)                  ISPS Code

(i)                          Compliance with the ISPS Code: procure that the Owner complies with and ensure that the Ship and any Operator at all times comply with the requirements of the ISPS Code;

(ii)                       Withdrawal of ISSC: procure that the Owner immediately informs the Security Trustee of any threatened or actual withdrawal of the ISSC or any other certification required in order for the Owner, any Operator and/or the Ship to comply with the ISPS Code;

(iii)                    Issue of ISSC: procure that the Owner promptly informs the Security Trustee of the issue of the ISSC or of the receipt by any Operator of notification that any application for the same has been refused; and

(iv)                   Copy documentation: procure that the Owner provides the Security Trustee promptly on request with a copy (certified as a true copy by the Owner) of the ISSC.

(dd)                Lay up, dry-dockings and major repairs

procure that the Owner does not without the prior written consent of the Security Trustee (and then only subject to such conditions as the Security Trustee may impose) de-activate or lay up the Ship and gives the Security Trustee sufficient notice whenever practicable of dry-docking surveys and major repairs in order that the Security Trustee may have a representative (if desired);

(ee)                  Survey and safety reports

procure that the Owner delivers to the Security Trustee, at the request of the Security Trustee but at the cost of the Owner, at intervals not less than twelve months and, following an Event of Default, as often as the Security Trustee may require, a report prepared by surveyors or inspectors acceptable to the Security Trustee in relation to the seaworthiness and safe operation of the Ship and crew training and safety procedures in connection with the Ship and all cargo-handling operations and to procure that the Owner produces evidence to the Security Trustee that any recommendations made in such reports have been complied with, or will be complied with in accordance with their terms, in full and thereafter procure that the Owner procures that such recommendations are so complied with; and

(ff)                      Classification

procure that the Owner irrevocably and unconditionally grants to the Security Trustee a power of attorney permitting the Security Trustee and representatives thereof to examine the class records of the Ship at any time and, without cost or expense to the Security Trustee, and to procure that the Owner irrevocably and unconditionally instructs and authorises the Classification Society of the Ship as follows, to procure that the Owner uses its best efforts to obtain from the Classification Society a written undertaking to the Security Trustee:

(i)                          to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the Classification Society relating to the Ship;

(ii)                       to allow the Security Trustee (or its agents), at any time and from time to time if an Event of Default (in the sole opinion of the Security Trustee) has occurred and is continuing, to inspect the original class and related records of the Owner and the Ship at the offices of the Classification Society and to take copies of them; and

(iii)                    following receipt of a written request from the Security Trustee:

(A)                    to advise of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of the Classification Society; and

(B)                      to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; and

(C)                      if the Owner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; and

(D)                     to notify the Security Trustee immediately in writing if the Classification Society receives notification from the Owner or any other person that the Ship’s Classification Society is to be changed.

Notwithstanding the above instructions and undertaking given for the benefit of the Security Trustee, the Company shall procure that the Owner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Security Trustee to the Classification Society in respect thereof.

The Company shall procure that the Owner further notifies the Classification Society that all the foregoing instructions and authorisations shall remain in full force and effect until revoked or modified by written notice to the Classification Society received from the Security Trustee, and further procures that that the Owner shall reimburse the Classification Society for all its costs and expenses incurred in complying with the foregoing instructions; and

(gg)                Restructuring Termination Date

and will procure that any Security Party will, in the event that the Restructuring Termination Date occurs and amounts are still outstanding under the Finance Documents:

(i)                          assist the Creditors in effecting any amendments to the Finance Documents to incorporate all provisions contained in the Restructuring Documents which are not contained in the Finance Documents which are required by the Facility Agent and/or the other Creditors; and

(ii)                       procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Facility Agent and/or the Creditors may be necessary or desirable in connection with the provisions of this clause 9.1(gg).

Negative undertaking

9.2                      The Company undertakes with the Facility Agent and the other Creditors that, from the date of this Agreement and so long as any moneys are owing under the Finance Documents and while all or any part of the Total Commitments remains outstanding, it will not without the prior written consent of the Facility Agent incur any obligations except for obligations arising under the Underlying Documents or the Finance Documents or permitted by the Restructuring Agreement or contracts entered into in the ordinary course of its trading as at the date of this Agreement and will procure that no other Group Company will, without the prior written consent of the Lenders, incur any obligations other than in the ordinary course of its trading as at the date of this Agreement.

10                       Conditions precedent

Documents and evidence

10.1

(a)                        Drawdown Notice for First Advance

The obligation of the Lenders to make the Total Commitments available shall be subject to the condition that the Facility Agent, or its duly authorised representative, shall have received, not later than three (3) Business Days before the day on which the Drawdown Notice for the first Advance is given, the documents and evidence specified in Part 1 of Schedule 3 in form and substance (including as to all commercial terms) satisfactory to the Facility Agent or (as the case may be) the Lenders.

(b)                       Contract Instalment Advance

The obligation of the Lenders to make any Advance (including the first Advance) which is the Contract Instalment Advance shall be subject to the condition that the Facility Agent, or its duly authorised representative, shall have received, on or prior to the day on which that Advance is intended to be made, the documents and evidence specified in Part 2 of Schedule 3 in form and substance (including as to all commercial terms) satisfactory to the Facility Agent or (as the case may be) the Lenders.

(c)                        Delivery Date Advance

The obligation of the Lenders to make the Delivery Date Advance shall be subject to the further condition that the Facility Agent, or its duly authorised representative, shall have received on or prior to the Delivery Date, the documents and evidence specified in Part 3 of Schedule 3 in form and substance (including as to all commercial terms) satisfactory to the Facility Agent or (as the case may be) the Lenders.

General conditions precedent

10.2                The obligation of the Lenders to make any Advance shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice in respect of the relevant Advance, and at the time of the making of the relevant Advance:

(a)                        the representations and warranties contained in (i) clause 8, and (ii) clause 5 of the Owner’s Guarantee and expressed to be made or repeated on the Drawdown Date of each Advance are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

(b)                       no Default shall have occurred and be continuing or would result from the making of such Advance.

Waiver of conditions precedent

10.3                The conditions specified in this clause 10 are inserted solely for the benefit of the Lenders and may be waived by the Lenders in whole or in part and with or without conditions.

Further conditions precedent

10.4                Not later than five (5) Business Days prior to each Drawdown Date and not later than five (5) Business Days prior to each Interest Payment Date, the Lenders may request and the Company shall, not later than two (2) Business Days prior to such date, deliver to the Lenders on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 8, 9, 10 and 11 and clauses 5 and 6 of the Owner’s Guarantee.

11                         Events of Default

Events of Default

11.1                Each of the events or circumstances set out in this clause 11 is an Event of Default (save for clause 11.21 and clause 11.22 (Acceleration)).

Non-payment

11.2                A Security Party does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                        its failure to pay is caused by:

(i)                          administrative or technical error; or

(ii)                       a Disruption Event; and

(b)                       payment is made within 3 Business Days of its due date.

Breach of insurance and other obligations

11.3                The Company or the Owner fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Finance Documents) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Company or the Owner or any other person or the Company or the Owner commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 9.2 and clause 6.2 of the Owner’s Guarantee respectively.

Other obligations

11.4                Any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Finance Documents or any of the Underlying Documents (other than those referred to in clause 11.3 above) and, in respect of any such breach or omission which in the opinion of the Majority Lenders is capable of remedy, such action as the Majority Lenders may require shall not have been taken within 10 Business Days of the Majority Lenders notifying the relevant Security Party of such default and of such required action.

Misrepresentation

11.5                Any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Finance Documents or in any notice, certificate or statement referred to in or delivered under any of the Finance Documents or any of the Underlying Documents is or proves to have been incorrect or misleading when made or deemed to be made or repeated.

Unlawfulness and invalidity

11.6                It is or becomes unlawful for the Company or a Security Party to perform any of its obligations under the Finance Documents or any Security under the Finance Documents ceases to be effective or is or becomes unlawful.

11.7                Any obligation or obligations of the Company or a Security Party under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Combined Creditors under the Finance Documents.

11.8                Any Finance Document ceases to be in full force and effect or any Security under the Finance Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Creditor) to be ineffective.

Repudiation and rescission of agreements

11.9                The Company or a Security Party (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Security under the Finance Documents or evidences an intention to rescind or repudiate a Finance Document or any Security under the Finance Documents.

Arrest

11.10          The Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Owner and the Owner shall fail to procure the release of such Ship within a period of fourteen (14) days thereafter.

Registration

11.11          The registration of the Ship under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Facility Agent (acting on the instructions of the Lenders) or, if the Ship is only provisionally registered on the Delivery Date, the Ship is not permanently registered under the laws and flag of the Flag State within sixty (60) days after the Delivery Date.

Unrest

11.12          The Flag State becomes involved in hostilities or civil war or there is a seizure of power in the Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Facility Agent reasonably be expected to have a material adverse effect on the Security under the Finance Documents (provided that the occurrence of such circumstances shall not give rise to an Event of Default if the Owner within ten (10) Business Days of such occurrence (or such longer period as may be agreed by the Facility Agent) changes the Flag State (with a substitute mortgage registered over the Ship and other appropriate security documents and amendments to the Finance Documents executed in favour of the Security Trustee (as security agent and trustee on behalf of the Combined Creditors) in a form and substance acceptable to the Combined Creditors (all at the cost of the Company) to a standard offshore maritime jurisdiction acceptable to the Facility Agent (acting on the instructions of the Lenders)).

Environmental Incidents

11.13          There is an Environmental Incident which gives rise, or may give rise, to an Environmental Claim which could, in the opinion of the Lenders and/or the Facility Agent be expected to have a material adverse effect (i) on the business, assets, operations, property or financial condition of any Security Party (other than the Charterer, the Builder and the Refund Guarantor) or the Group taken as a whole or (ii) on the Security under the Finance Documents or the enforceability of that security in accordance with its terms.

P&I

11.14          The Company, the Owner or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which the Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including any cover in respect of liability for Environmental Claims arising in jurisdictions where the Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time.

Breach of Charter

11.15          There is a breach by the Owner or the Charterer of the Charter unless, within sixty (60) days of the first occurrence of such breach either (a) such breach is remedied, to the satisfaction of the Facility Agent, or (b) a replacement charterer or charterers acceptable to the Lenders enters into a time charter on substantially the same terms as the Charter or on such other terms as may be acceptable to the Lenders with the Owner.

Manager

11.16          The Management Agreement is for any reason and by any method cancelled, terminated or rescinded or is not or ceases to be legal, valid, binding and enforceable or otherwise ceases to remain in full force and effect or (ii) there is a breach by the Owner or the Manager of the Management Agreement (iii) or the Manager ceases to be the manager of the Ship.

Failure to drawdown Delivery Date Advance

11.17          The Company fails to drawdown the Delivery Date Advance without the prior written consent of the Facility Agent (acting on the instructions of the Lenders).

Master Swap Agreements

11.18          (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreements) has occurred and is continued under any Master Swap Agreement or (b) an Early Termination Date (as defined in the Master Swap Agreements) has occurred or been or become capable of being effectively designated under any Master Swap Agreement or (c) a person entitled to do so gives notice of an Early Termination Date under Section 6(b)(iv) of any Master Swap Agreement or (d) any Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason.

Material adverse change

11.19          Any event or circumstance occurs which the Majority Lenders believe has or is likely to have a Material Adverse Effect.

Restructuring Agreement

11.20          There is an Event of Default under, and as defined in, the Restructuring Agreement.

Acceleration

11.21          The Facility Agent may and, if so directed by the Majority Lenders, shall and without prejudice to any other rights of the Lenders, at any time after the happening of an Event of Default by notice to the Company declare that:

(a)                        the obligation of each Lender to make its Commitment available shall be terminated, whereupon the Commitment of each Lender shall be reduced to zero forthwith; and/or

(b)                       the Loan and all interest and commitment commission accrued and all other sums payable under the Finance Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

Demand basis

11.22          If, pursuant to clause 11.21(b), the Facility Agent declares the Loan to be due and payable on demand, the Facility Agent may (with the prior approval of the Majority Lenders) by written notice to the Company:

(a)                        call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement; or

(b)                       withdraw such declaration with effect from the date specified in such notice.

12                         Indemnities

Miscellaneous indemnities

12.1                The Company shall, within three Business Days of demand, indemnify each Creditor, against any loss or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

(a)                        any default in payment by any Security Party of any sum under any of the Finance Documents when due;

(b)                       the occurrence of any other Event of Default; or

(c)                        any prepayment of the Loan or part thereof being made under clause 4, or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

(d)                       any Advance not being made for any reason (excluding any default by the Facility Agent or any Lender) after the Drawdown Notice in relation thereto has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by any Lender in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund, effect or maintain its Contribution or any part thereof or any other amount owing to such Lender.

Environmental indemnity

12.2                The Company shall indemnify the Facility Agent and each of the other Creditors on demand and hold each such Creditor harmless from and against all costs, charges, claims, demands, expenses, losses, actions, proceedings (whether civil or criminal), liabilities, judgements, orders, sanctions, penalties and fines, or other outgoings of whatever nature (including those arising under Environmental Laws) which may be suffered, incurred or paid by or made or asserted against the Facility Agent or any other Creditor at any time, whether before or after the prepayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Facility Agent or any other Creditor which would or could not have been brought if such other Creditor or the Facility Agent had not entered into any of the Finance Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents.

13                         Increased costs

13.1                If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Facility Agent and/or any Lender or, as the case may be, its holding company habitually complies), including those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

(a)                        subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under any of the Finance Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Lender imposed in the jurisdiction in which its principal office or Facility Office is located); and/or

(b)                       increase the cost to, or impose an additional cost on, any Lender or its holding company in making or keeping its Commitment available or maintaining or funding its Contribution; and/or

(c)                        reduce the amount payable or the effective return to any Lender under any of the Finance Documents; and/or

(d)                       reduce any Lender’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under any of the Finance Documents; and/or

(e)                        require any Lender or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under any of the Finance Documents; and/or

(f)                          require any Lender or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or its Contribution from its capital for regulatory purposes, then and in each such case (subject to clause 13.2):

(i)                          such Lender shall notify the Company in writing of such event promptly upon its becoming aware of the same; and

(ii)                       subject to the terms of the Restructuring Agreement, the Facility Agent shall negotiate with the Company in good faith with a view to restructuring the transaction constituted by the Finance Documents in a way which will (in the reasonable opinion of the Facility Agent) satisfactorily avoid either the unlawfulness or increased costs concerned (each as the case may be) without either decreasing the amounts or net returns due to the Facility Agent and the Lenders under the Finance Documents or which would, but for such unlawfulness or such increased costs (each as the case may be), have been so due, or otherwise adversely affecting the rights, interests and security of the Lenders under the transaction as presently constituted and will not (in the reasonable opinion of the Facility Agent) increase the cost to the Company of or otherwise adversely affect the rights, and interests of the Company under the transactions (and unless the Facility Agent nominates a longer period (which it shall be at liberty to do)), such negotiations shall continue for a period of thirty (30) days after the Company has been given notice under clause 13.1(f)(i) or for such lesser period as is permitted under applicable law having regard to either the unlawfulness or the increased costs concerned (such period called the Negotiation Period); and

(iii)                    if at the end of the Negotiation Period the Facility Agent and the Company have not reached agreement on a restructuring of the transaction on the basis described in sub-clause (ii) above then the Company shall on demand, made at any time after expiry of the Negotiation Period whether or not the relevant Lender’s Contribution has been repaid, pay to such Lender the amount which the Lender specifies (in a certificate (which shall be conclusive in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Lender or its holding company regards as confidential) is required to compensate such Lender and/or (as the case may be) its holding company for such liability to Taxes for such alternative funding, increased cost, reduction, payment or forgone return or loss.

For the purposes of this clause 13.1 holding company means the company or entity (if any) within the consolidated supervision of which such Lender is included.

Exception

13.2                Nothing in clause 13.1 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss (a) to the extent that the same is taken into account in calculating the Mandatory Cost or (b) to the extent that the same is the subject of an additional payment under clause 7.

14                         Application of moneys, set-off and pro-rata payments

Application of moneys

14.1                All moneys received by the Facility Agent and/or the Lenders under or pursuant to any of the Finance Documents, save as otherwise provided by the provisions of this Agreement or any of the other Finance Documents (including, the Vendor Finance Intercreditor Agreement), shall be applied by the Facility Agent and/or the Lenders in the following manner:

(a)                        first, in or toward payment of all unpaid fees, commissions and expenses which may be owing to the Facility Agent or any other Creditor under any of the Finance Documents;

(b)                       second, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

(c)                        third, in or towards payment to the Lenders of the Loan (whether the same is due and payable or not);

(d)                       fourth, in or towards payment to any Lender for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

(e)                        fifth, in or towards payment to any Lender of any other sums owing to it under any of the Finance Documents;

(f)                          sixth, in or towards pro-rata payment to the Existing Facility Agent and to the other Existing Creditors of all unpaid fees, commissions and expenses which may be owing to the Existing Facility Agent or any other Existing Creditor under any of the Existing Finance Documents and the Finance Documents;

(g)                       seventh, in or towards pro-rata payment of any arrears of interest owing in respect of the Existing Loan or any part thereof;

(h)                       eighth, in or towards pro-rata (if applicable) payment to (i) the Existing Lenders of the Existing Loan (whether the same is due and payable or not), (ii) the Existing Lenders of any others sums owing to any Existing Lender under any of the other Existing Finance Documents which rank in accordance with the Existing Finance Documents pari passu in right of payment to the Existing Loan and (iii) to any Hedge Counterparty of any sums owing to such Hedge Counterparty in respect of Existing Hedge Transactions under the relevant Master Swap Agreement where such sums rank in accordance with the Existing Finance Documents pari passu in right of payment to the Existing Loan and (iv) with the prior written consent of the Creditors and the Existing Lenders, to any Existing Hedge Counterparty of any sums owing to such Existing Hedge Counterparty under the relevant Existing Master Swap Agreement;

(i)                           ninth, in or towards pro-rata payment to any Existing Lender for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Existing Loan repaid;

(j)                           tenth, in or towards pro-rata payment to any Existing Lender of any other sums owing to it under any of the Existing Finance Documents or the Finance Documents;

(k)                        eleventh, pro-rata in or towards payment (i) to any Hedge Counterparty of any sums owing to such Hedge Counterparty under the relevant Master Swap Agreement and (ii) on a pro-rata basis to any Existing Hedge Counterparty of any sums owing to such Existing Hedge Counterparty under the relevant Existing Master Swap Agreement and, in each case, which do not rank in accordance with 14.1(h);

(l)                           twelfth, in or towards payment to any Creditor (other than a Lender) of any other sums owing to it under any of the Finance Documents;

(m)                     thirteenth, in or towards pro-rata payment to any Existing Creditor (other than an Existing Lender) of any other sums owing to it under any of the Existing Finance Documents or the Finance Documents; and

(n)                       fourteenth, the surplus (if any) shall be applied by the Company in accordance with the provisions of the Restructuring Agreement and, following the Final Discharge Date, shall be paid to the Company, or in such other manner as the Lenders may determine.

14.2                The Facility Agent shall, if so directed by the Lenders, vary the order set out in clause 14.1 above.

14.3                Clauses 14.1 and 14.2 above will override any appropriation made by the Company.

Set-off

14.4                The Company authorises each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time and without notice to the Company:

(a)                        to apply any credit balance to which the Company is then entitled standing upon any account of the Company with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Company to such Creditor under any of the Finance Documents;

(b)                       in the name of the Company and/or such Creditor to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

(c)                        to combine and/or consolidate all or any accounts in the name of the Company with such Creditor.

For this purpose, each such Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  No Creditor shall be obliged to exercise any right given to it by this clause 14.4.  Each Creditor shall notify the Facility Agent and the Company forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Facility Agent shall inform the other Creditor.

For the purpose of this clause 14.4, the term Creditor includes each of the relevant Creditor’s holding companies and Subsidiaries and each Subsidiary of each of the relevant Creditor’s holding companies.

14.5                Without prejudice to their rights hereunder and/or under the Master Swap Agreements, a Hedge Counterparty may, subject to the provisions of the Restructuring Agreement, at the same time as, or at any time after, any Default under this Agreement or the Company’s default under the relevant Master Swap Agreement, set-off any amount due now or in the future from the Company to that Hedge Counterparty under this Agreement against any amount due from that Hedge Counterparty to the Company under the relevant Master Swap Agreement and apply the first amount in discharging the second amount.  The effect of any set-off under this clause 14.5 shall be effective to extinguish or, as the case may require, reduce the liabilities of that Hedge Counterparty under the relevant Master Swap Agreement.

Pro-rata payments

14.6                If at any time the proportion which any Lender (the Recovering Lender) has received or recovered (other than from an Assignee, a Substitute or a sub-participant in such Lender’s Contribution or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 5.1, 12.1 or 13.1) in respect of its share of any payment to be made for the account of the Recovering Lender and one or more other Lenders under any of the Finance Documents is greater (the amount of the excess being referred to in this clause 14.6 as the excess amount) than the proportion of the share of such payment received or recovered by the Lender receiving or recovering the smallest or no proportion of its share, then:

(a)                        within two (2) Business Days of such receipt or recovery, the Recovering Lender shall pay to the Facility Agent an amount equal (or equivalent) to the excess amount;

(b)                       the Facility Agent shall treat such payment as if it were part of the payment to be made by the Company and shall distribute the same in accordance with clause 14.1; and

(c)                        as between the Company and the Recovering Lender the excess amount shall be treated as not having been paid but the obligations of the Company to the other Lenders shall, to the extent of the amount so paid to them, be treated as discharged.

Each Lender shall forthwith notify the Facility Agent of any such receipt or recovery by such Lender other than by payment through the Facility Agent.  If any excess amount subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal thereto to the Facility Agent under (a) above each Lender to which any part of such amount was distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender’s pro-rata share of the amount which has to be refunded by the Recovering Lender.  Each Lender shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this clause 14.6.  Notwithstanding the foregoing provisions of this clause 14.6 no Recovering Lender shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Facility Agent).

No release

14.7                For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 14.6 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 14.6.

No charge

14.8                The provisions of this clause 14 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 14.4.

Further assurance

14.9                The Company undertakes that the Finance Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Finance Documents be valid and binding obligations of the respective parties thereto and rights of the Facility Agent enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Facility Agent and/or Lenders may be necessary or desirable for perfecting the security contemplated or constituted by the Finance Documents.

Conflicts

14.10          In the event of any conflict between this Agreement and any of the other Finance Documents (other than the Restructuring Documents, the Vendor Finance Intercreditor Agreement and the Agency Agreement) to which the Company is a party, the provisions of this Agreement shall prevail.

14.11          In the event of any conflict between the Finance Documents (other than the Restructuring Documents, the Vendor Finance Intercreditor Agreement and the Agency Agreement) and the Restructuring Agreement, the provisions of the Restructuring Agreement shall prevail.

14.12          In the event of any conflict between the Agency Agreement and this Agreement, the provisions of the Agency Agreement shall prevail.

14.13          In the event of any conflict between the Vendor Finance Intercreditor Agreement and this Agreement and the Agency Agreement, the provisions of the Vendor Finance Intercreditor Agreement shall prevail.

15                       Earnings Account

General

15.1                The Company undertakes with the Creditors that it will:

(a)                        on or before the first Drawdown Date, open the Earnings Account; and

(b)                       procure that all moneys payable to the Owner in respect of the Earnings (as defined in the General Assignment) of the Ship shall, unless and until the Security Trustee directs to the contrary pursuant to proviso (a) to clause 2.1 of the General Assignment, be paid to the Earnings Account Provided however that if any of the moneys paid to the Earnings Account are payable in a currency other than US Dollars, the Company shall instruct the Account Bank to convert such moneys into US Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of US Dollars with such currency and the term spot rate of exchange shall include any premium and costs of exchange payable in connection with the purchase of US Dollars with such currency.

Account terms

15.2                The Company shall, unless and until a Default shall occur and the Security Trustee shall direct to the contrary, be entitled from time to time, subject to the agreement of the Account Bank, to require that moneys for the time being standing to the credit of the Earnings Account be transferred in such amounts and for such periods as the Company selects to fixed-term deposit accounts (deposit accounts) opened in the name of the Company with the Account Bank.

15.3                The Company shall not be entitled pursuant to clause 15.5 to withdraw moneys standing to the credit of the Earnings Account which are the subject of a fixed term deposit until the expiry of the period of such deposit unless the Company shall, on withdrawing such moneys pay to the Account Bank on demand any loss or expense which the Account Bank shall certify that it has sustained or incurred as a result of such withdrawal being made prior to the expiry of the period of the relevant deposit and the Account Bank shall be entitled to debit the Earnings Account for the amount so certified prior to such withdrawal being made.

15.4                In the event that any moneys so deposited pursuant to clause 15.2 are to be applied pursuant to clause 15.5, the Company shall, on such application being made, pay to the Account Bank on demand any loss or expense which the Account Bank shall certify that it has sustained or incurred as a result of such application being made prior to the expiry of the period of the relevant deposit and the Account Bank shall be entitled to debit the Earnings Account for the amount so certified prior to such application being made.  Any deposit accounts shall, for all the purposes of the Finance Documents and the Existing Finance Documents, be deemed to be sub-accounts of the Earnings Account from which the moneys deposited in the deposit accounts were transferred and all references in the Finance Documents and the Existing Finance Documents to the Earnings Account shall be deemed to include the deposit accounts deemed as aforesaid to be sub-accounts thereof.

Earnings Account: withdrawals

15.5                Unless the Security Trustee otherwise agrees in writing, the Company shall not be entitled to withdraw any moneys from the Earnings Account at any time from the date of this Agreement and so long as any moneys are owing under the Finance Documents and the Existing Finance Documents save that, unless and until a Default shall occur and the Security Trustee shall direct to the contrary, the Company may, subject to clauses 15.2, 15.3 and 15.4, only withdraw moneys from the Earnings Account in accordance with the provisions of the Restructuring Agreement.

Application of account

15.6                At any time after the occurrence of an Event of Default but subject to the provisions of the Restructuring Agreement, the Security Trustee may, without notice to the Company, instruct the Account Bank to apply all moneys then standing to the credit of the Earnings Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Combined Creditors under the Finance Documents and the Existing Finance Documents in the manner specified in the Agency Agreement.

Charging of account

15.7                The Earnings Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Earnings Account Pledge.

16                       Assignment, substitution and Facility Office

Benefit and burden

16.1                This Agreement shall be binding upon, and enure for the benefit of, the Lenders and the Facility Agent and the Company and their respective successors.

No assignment by Company

16.2                The Company may not assign or transfer any of its rights or obligations under this Agreement.

Assignment by Lenders

16.3                Each Lender may assign all or any part of its rights in respect of its Contribution under this Agreement or under any of the other Finance Documents to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (an Assignee) without the prior written consent of the Company. An assignment will only be effective on the Assignee acceding to (a) the Restructuring Agreement as a Participating Lender in accordance with its terms and (b) the Agency Agreement as a New Money Lender in accordance with its terms.

Substitution

16.4                Each Lender may transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement to another person (a Substitute) without the prior written consent of the Company.

16.5                Any such novation shall be effected upon:

(a)                        five (5) Business Days’ prior notice by delivery to the Facility Agent of a duly completed Substitution Certificate duly executed by such Lender, the Substitute and the Facility Agent (for itself, the Company and the other Creditors);

(b)                       the Substitute acceding to (a) the Restructuring Agreement as a Participating Lender in accordance with its terms and (b) the Agency Agreement as a New Money Lender in accordance with its terms; and

(c)                        following receipt by the transferring Lender from the Substitute of an amount equal to the portion of the Contribution being transferred.

16.6                On the effective date specified in a Substitution Certificate or, if later, the date specified in the Accession Undertaking, each so executed and delivered, to the extent that they are expressed in such Substitution Certificate to be the subject of the novation effected pursuant to clauses 16.4 to 16.6:

(a)                        the existing parties to this Agreement and the Lender party to the relevant Substitution Certificate shall be released from their respective obligations towards one another under this Agreement (discharged obligations) and their respective rights against one another under this Agreement (discharged rights) shall be cancelled (except for those rights that arose prior to that date);

(b) the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Lender party to such Substitution Certificate) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Lender; and

(c)                        the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Lender party to such Substitution Certificate) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Lender and, on the date upon which such novation takes effect, the Substitute shall pay to the Facility Agent for its own account a fee of US$2,000.  The Facility Agent shall promptly notify the other parties hereto of the receipt by it of any Substitution Certificate or any Increase Confirmation and shall promptly deliver a copy of such Substitution Certificate or Increase Confirmation to the Company.

In the event any Lender transfers by way of novation all or any part of its rights, benefits and/or obligations under this Agreement to another person, this Agreement and the Finance Documents shall remain in full force and effect.

Reliance on Substitution Certificate

16.7                The Facility Agent, the other Creditors and the Company shall be fully entitled to rely on any Substitution Certificate delivered to the Facility Agent in accordance with the foregoing provisions of this clause 16 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Lender and the Substitute and neither the Facility Agent, nor the Creditors nor the Company shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

Signing of Substitution Certificate

16.8                The Company and each of the Creditors irrevocably authorise the Facility Agent to countersign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Company or such Creditor (as the case may be).

Construction of certain references

16.9                If any Lender assigns all or any part of its rights or novates all or any part of its rights, benefits and obligations as provided in clause 16.3 or 16.4 all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to such Lender and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

Documenting assignments and novations

16.10          If any Lender assigns all or any part of its rights or novates all or any part of its rights, benefits and/or obligations as provided in clauses 16.3 or 16.4 the Company undertakes, immediately on being requested to do so by the Facility Agent and at the cost of the Lender that has so assigned or novated all or any part of its rights and/or obligations, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Substitute all or the relevant part of such Lender’s interest in the Finance Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Lender and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

Facility Office

16.11          Each Lender shall lend through its office at the address specified in Schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Lender selected from time to time by it through which such Lender wishes to lend for the purposes of this Agreement. If the office through which such Lender is lending is changed pursuant to this clause 16.11, such Lender shall notify the Facility Agent promptly of such change and the Facility Agent shall notify the Lenders and the Company.

17                       Appointment of the Facility Agent and Security Trustee

The terms and basis on which the Facility Agent and the Security Trustee have been appointed by the Lenders and the other Creditors as facility agent and by the Lenders and the other Combined Creditors as security agent and trustee respectively are set out in the Agency Agreement including, among other things, the manner in which any decision to exercise any right, powers, discretion or authority or to carry out any duty are to be made between the Creditors or the Combined Creditors (as the case may be). Accordingly, in exercising their respective rights or carrying out their respective duties under this Agreement, the Facility Agent and the Security Trustee shall respectively be entitled to the benefit of all protections and provisions expressed to be created in its favour pursuant to this Agency Agreement.

18                       Notices and other matters

Communications in writing

18.1                Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

Addresses

18.2                The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                        in the case of the Company, that identified with its name below;

(b)                       in the case of each Creditor, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

Delivery

18.3                Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)                        if by way of fax, when received in legible form; or

(b)                       if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 18.2 (Addresses), if addressed to that department or officer.

18.4                Any communication or document to be made or delivered to the Facility Agent or the Security Trustee will be effective only when actually received by the Facility Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s or the Security Trustee’s signature below (or any substitute department or officer as the Facility Agent or the Security Trustee shall specify for this purpose).

18.5                All notices from or to the Company shall be sent through the Facility Agent

18.6                Any communication or document made or delivered to the Company in accordance with clauses 18.3 to 18.5 will be deemed to have been made or delivered to each of the Security Parties.

Notification of address and fax number

18.7                Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 18.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

Communication when Facility Agent is Impaired Agent

18.8                If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

Electronic communication

18.9                Any communication to be made between the Facility Agent or the Security Trustee and a Creditor under or in connection with the Finance Documents may also be made by electronic mail or other electronic means, if the Facility Agent, Security Trustee and the relevant Creditor:

(a)                        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)                       notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)                        notify each other of any change to their address or any other such information supplied by them.

18.10          Any electronic communication made between the Facility Agent and the Security Trustee or another relevant Creditor will be effective only when actually received in readable form and in the case of any electronic communication made by the Company or a Creditor to the Facility Agent, Security Trustee and the relevant Creditor only if it is addressed in such a manner as the Facility Agent, Security Trustee and the relevant Creditor shall specify for this purpose.

Use of websites

18.11          The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Creditors (the Website Creditors) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Creditors (the Designated Website) if:

(a)                        the Facility Agent expressly agrees (after consultation with each of the Creditors) that they will accept communication of the information by this method;

(b)                       both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)                        the information is in a format previously agreed between the Company and the Facility Agent.

If any Creditor (a Paper Form Creditor) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Facility Agent (in sufficient copies for each Paper Form Creditor) in paper form.  In any event the Company shall at its own cost supply to each Creditor with at least one copy in paper form of any information required to be provided by it.

18.12          The Facility Agent shall supply each Website Creditor with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

18.13          The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(a)                        the Designated Website cannot be accessed due to technical failure;

(b)                       the password specifications for the Designated Website change;

(c)                        any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)                       any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)                        the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under clauses 18.13(a) or 18.13(e) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Creditor is satisfied that the circumstances giving rise to the notification are no longer continuing.

18.14          Any Website Creditor may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall at its own cost comply with any such request within ten Business Days.

English language

18.15          Any notice given under or in connection with any Finance Document must be in English.

18.16          All other documents provided under or in connection with any Finance Document must be:

(a)                        in English; or

(b)                       if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

No implied waivers, remedies cumulative

18.17          No failure or delay on the part of the Facility Agent, the other Combined Creditors or any of them to exercise any power, right or remedy under any of the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Facility Agent, the other Combined Creditors or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Finance Documents are cumulative and are not exclusive of any remedies provided by law.

Disenfranchisement of Facility Defaulting Lenders

18.18

(a)                        For so long as a Facility Defaulting Lender has any available, undrawn portion of its Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Facility Defaulting Lender’s Commitment will be reduced by the amount of the available, undrawn portion of its Commitment.

(b)                       For the purposes of this clause 18.18 the Facility Agent may assume that the following Lenders are Facility Defaulting Lenders:

(c)                        any Lender which has notified the Agent that it has become a Facility Defaulting Lender;

(d)                       any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Facility Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Facility Defaulting Lender.

Replacement of a Facility Defaulting Lender

18.19

(a)                        The Company may, at any time a Lender has become and continues to be a Facility Defaulting Lender, by giving 5 Business Days’ prior written notice to the Facility Agent and such Lender replacement such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 16 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company, and which (unless the Facility Agent is an Impaired Agent) is acceptable to the Facility Agent (acting reasonably) and, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s Contributions or unfunded Commitments (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s Contributions in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents (and for the avoidance of doubt, no Existing Lender and no Lender which is not a Facility Defaulting Lender shall be obliged to accept a request to assume any transfer of that Lender’s Contributions or unfunded Commitments pursuant to this clause 18.19).

(b)                       Any transfer of rights and obligations of a Facility Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(i)                          the Company shall have no right to replace the Facility Agent;

(ii)                       neither the Facility Agent nor the Facility Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                    the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above;

(iv)                   in no event shall the Facility Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Facility Defaulting Lender; and

(v)                      if the Replacement Lender was not a Lender immediately prior to the issue of the notice in paragraph (a) by the Company, the Replacement Lender acceding to (A) the Restructuring Agreement as a Participating Lender in accordance with its terms and (B) Agency Agreement as a New Money Lender in accordance with its terms.

19                       Confidentiality

The Parties agree and acknowledge that the disclosure of Confidential Information by any Creditor shall be governed by the provisions of the Restructuring Agreement.

20                       Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

21                       Enforcement

Jurisdiction of English courts

21.1                The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a Dispute).

21.2                The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

21.3                Clauses 21.1 to 21.3 are for the benefit of the Creditors only.  As a result, no Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Creditors may take concurrent proceedings in any number of jurisdictions.

Service of process

21.4                Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)                        irrevocably appoints Danaos Management Consultants (UK) Limited (company number 02680889) presently of 4 Staple Inn, Holborn, London, WC1V 7QU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)                       agrees that failure by an agent for service of process to notify the Company of the process will not invalidate the proceedings concerned.

(c)                        If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Lenders and the Hedge Counterparties

Part 1

The Lenders and their Commitments

Name	Address and fax	Commitment (US$)

ABN AMRO Bank N.V.	Coolsingel 93 P.O. Box 749 3000 AS Rotterdam The Netherlands Fax: + 31 10 401 5937 Attention:	US$	18,550,000

Lloyds TSB Bank plc	33 Old Broad Street London EC2N 1HZ United Kingdom Fax: + 44 207 158 3271 Attention: Director, Loans Management	US$	12,780,000

National Bank of Greece S.A.	2 Bouboulinas Street 8 Akti Miaouli 185 35 Piraeus Greece Fax: +30 210 41 44 120 Attention: Antigoni Kalamvouni	US$	5,770,000

TOTAL		US$	37,100,000

Part 2

The Hedge Counterparties

Name	Address and fax

ABN AMRO Bank N.V.	Coolsingel 93 P.O. Box 749 3000 AS Rotterdam The Netherlands Fax: + 31 10 401 5937 Attention:

Name	Address and fax

Attention:

Lloyds TSB Bank plc	33 Old Broad Street London EC2N 1HZ United Kingdom Fax: + 44 207 158 3271 Attention: Director, Loans Management

Schedule 2

Form of Drawdown Notice

(referred to in clause 2.5)

To:          [insert name and address of Facility Agent]

2011

Term Loan Facility Agreement dated [•]

(the Facility Agreement) in respect of Hull No. S463

We refer to the above Facility Agreement and hereby give you notice that we wish to draw down [the Contract Instalment Advance] [the Delivery Date Advance], namely US$[•] for value [•].  The funds should be credited as follows:

1                                [Contract Instalment Advance: the Contract Instalment Advance to [insert details of Builder’s account] with [insert details of Builder’s bank]; and

2                                [Delivery Date Advance: [US$[•] of the Delivery Date Advance to [insert details of Builder’s account] with [insert details of Builder’s bank.].

We confirm that:

(a)                        no event or circumstance has occurred and is continuing which constitutes a Default;

(b)                       the representations and warranties contained in, or referred to in:

(i)                          clause 8 of the Facility Agreement; and

(ii)                       clause 5 of the Owner’s Guarantee,

are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)                        the borrowing to be effected by the drawdown of the above-mentioned Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)                       there has been no material adverse change in our financial position from that described by us to the Facility Agent and the Lenders in the negotiation of the Facility Agreement.

Words and expressions defined in the Facility Agreement shall have the same meanings where used herein.

For and on behalf of

DANAOS CORPORATION

Schedule 3

Documents and evidence required as conditions precedent

(referred to in clause 10)

Part 1

(a)                        Constitutional documents

copies, certified by an officer of each Security Party (other than the Builder, the Refund Guarantor and the Charterer) as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)                        Corporate authorisations

copies of resolutions of the directors and, if required by special legal advisers to the Facility Agent or any other Combined Creditor, the shareholders of each Security Party (other than of the Builder, the Refund Guarantor and the Charterer) approving such of the Underlying Documents and the Finance Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Business Days prior to the date of this Agreement) by an officer of such Security Party;

(i)                           being true and correct;

(ii)                        being duly passed at meetings of the directors of such Security Party and, if applicable, of the shareholders of such Security Party each duly convened and held;

(iii)                     not having been amended, modified or revoked; and

(iv)                    being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c)                        Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party (other than the Builder, the Refund Guarantor and the Charterer) to sign such of the Underlying Documents and the Finance Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Finance Documents, certified (in a certificate dated no earlier than five (5) Business Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

(d)                        Certificates of incumbency

a list of directors and officers of each Security Party (other than the Builder, the Refund Guarantor and the Charterer) specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Business Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(e)                        Company’s consents and approvals

a confirmation from the Company that no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable it to borrow the Loan and to perform its obligations under this Agreement and each of the other Finance Documents;

(f)                          Other consents and approvals

a confirmation from each of the other Security Parties (other than the Builder, the Refund Guarantor and the Charterer) that no consents, authorisations, licences and approvals are necessary in any Relevant Jurisdiction to enable that Security Party to enter into and to perform its obligations under the Finance Documents to which it is a party;

(g)                       Certified Underlying Documents

a copy, certified (in a certificate dated no earlier than five (5) Business Days prior to the date of this Agreement) as a true and complete copy by an officer of the Company of each of the Underlying Documents (other than the Refund Guarantee which shall be an original unless issued by way of SWIFT message);

(h)                       Finance Documents

the Agency Agreement, the Master Swap Agreements and the Fee Letter, duly executed by the parties thereto;

(i)                          Restructuring Agreement

the Restructuring Agreement duly executed by the parties thereto together with evidence, in a form and substance satisfactory to the Lenders, that the Closing Date has occurred;

(j)                          Required Equity Issue

(i)                           evidence that the Company has received the proceeds of the Required Equity Issue; and

(ii)                        evidence that the Coustas Family has contributed (directly or through any company or legal entity) at least 50% to the Required Equity Issue;

(k)                      KEXIM Facility Agreements

evidence that the financial covenants under the KEXIM Facility Agreements are consistent with the terms of the Restructuring Agreement, or long term waivers are entered into (each in form acceptable to the Lenders in their sole discretion) such that defaults are not triggered under the KEXIM Facility Agreements where they would not be triggered under the Restructuring Agreement;

(l)                          Equity contribution

evidence that the Owner has paid all instalments which have fallen due as at the date of the relevant Drawdown under the Contract in full other than those instalments to be financed by this Loan;

(m)                    Company’s process agent

a copy, certified as a true copy by the Company’s solicitors or other person acceptable to the Lenders of a letter from the Company’s agent for receipt of service of proceedings referred to in clause 21.4(a) accepting its appointment under the said clause and under each of the other Finance Documents in which it is or is to be appointed as the Company’s agent;

(n)                       Know your customer and money laundering requirements

evidence that all information required in relation to any Security Party (other than in relation to the Builder, the Refund Guarantor and the Charterer) and/or the directors and the ultimate beneficial owners thereof in order for each Lender to complete its due diligence formalities and “know your customer” requirements in accordance with applicable laws, regulations or internal guidelines of such Lender in connection with this Agreement and the other Finance Documents has been provided and is satisfactory in all respects to each relevant Lender; and

(o)                        Refund Guarantee

an original of or, if issued by way of SWIFT message, a copy of the Refund Guarantee, in a form and substance acceptable to the Lenders.

Part 2

(a)                        Conditions precedent

evidence that the conditions precedent set out in Part 1 of Schedule 3, remain fully satisfied;

(b)                        Earnings Accounts

evidence that the Earnings Account has been opened;

(c)                        Finance Documents

the Earnings Account Pledge, the Charter Assignment, the Master Swap Agreements Security Deed, the Owner’s Guarantee, the Owner Share Pledge, the Pre-delivery Security Assignment and the Vendor Finance Intercreditor Agreement, duly executed by the parties thereto;

(d)                        Notices of assignment and acknowledgements

(i)                       the Contract Assignment Consent and Acknowledgement and the Refund Guarantee Assignment Consent and Acknowledgement duly executed and copies of duly executed notices of assignment together with original duly executed acknowledgements thereof required by the terms of the Finance Documents referred to in (c) above and in the forms prescribed by such Finance Documents; and

(ii)                    all the requirements of the Owner Share Pledge fully satisfied;

(e)                       Sinosure

evidence that the Company has complied, in full, with the provisions of clause 24 (Sinosure Vessels covenants) of the Restructuring Agreement;

(f)                          No claim

evidence satisfactory to the Lenders that the Builder (and any other party who may have a claim pursuant to the Contract) has no claims against the Ship, the Company or the Owner and that there have been no breaches of the terms of the Contract or the Refund Guarantee or any default thereunder;

(g)                       No variations to Contract

evidence that there have been no amendments or variations agreed to the Contract and that no action has been taken by the Company, the Owner or the Builder which might in any way render the Contract inoperative or unenforceable, in whole or in part;

(h)                       No Security

evidence acceptable to the Lenders that there is no Security of any kind created or permitted by any person on or relating to the Contract or the Refund Guarantee;

(i)                          Invoice

a certified copy of the invoice in respect of which payment is due to the Builder from the Owner and such other evidence as the Lenders may reasonably require that such payment is due and payable to the Builder together with certified copies of receipts for earlier payments paid under the Contract;

(j)                          Process agent

if not already provided, a copy, certified as a true copy by the Company’s solicitors or other person acceptable to the Lenders of a letter from each Security Party’s (other than the Builder, the Refund Guarantor and the Charterer) agent for receipt of service of proceedings accepting its appointment under each of the Finance Documents (other than this Agreement) in which it is or is to be appointed as such Security Party’s agent;

(k)                      Legal opinions

(i)   English opinion

an opinion of Norton Rose LLP, special legal advisers in England and Wales to the Facility Agent and the Security Trustee;

(ii)                        Liberian opinion

an opinion of Holland & Knight LLP, special legal advisers in the Republic of Liberia to the Facility Agent and the Security Trustee;

(iii)                     Marshall Islands opinion

an opinion of Holland & Knight LLP, special legal advisers in the Republic of the Marshall Islands to the Facility Agent and the Security Trustee;

(iv)                    New York opinion

an opinion of Holland & Knight LLP, special legal advisers in the State of New York to the Facility Agent and the Security Trustee;

(v)                       Dutch legal opinion

an opinion of Norton Rose LLP, special legal advisers in The Netherlands to the Facility Agent and the Security Trustee;

(vi)                    Korean opinion

if required by the Creditors, an opinion of Lee & Ko, special legal advisers in Korea to the Facility Agent and the Security Trustee; and

(vii)                 Further opinions

any such further opinion as may be required by the Facility Agent and/or the other Creditors; and

(l)                          Fees and commissions

payment of any fees and commissions due from the Company pursuant to the terms of clause 5 or any other provision of the Finance Documents.

Part 3

(a)                        Conditions precedent

evidence that the conditions precedent set out in Part 1 and Part 2 of Schedule 3, remain fully satisfied;

(b)                        No claim

evidence satisfactory to the Lenders that the Builder (and any other party who may have a claim pursuant to the Contract) has no claims against the Ship or the Company, the Owner and that there have been no breaches of the terms of the Contract or the Refund Guarantee or any default thereunder;

(c)                        No variations to Contract

evidence that there have been no amendments or variations agreed to the Contract and that no action has been taken by the Company, the Owner or the Builder which might in any way render the Contract inoperative or unenforceable, in whole or in part;

(d)                        Invoice

a certified copy of the valid invoice relating to the delivery instalment due under the Contract in respect of which the relevant part of the Delivery Date Advance is to be applied in payment together with certified copies of receipts and the corresponding invoices for earlier payments paid under the Contract (if not already provided pursuant to Part 2);

(e)                        Equity contribution

evidence that the Owner has deposited into the Earnings Account its equity contribution for the delivery instalment under the Contract which is to be part financed by the relevant part of the Delivery Date Advance in a manner acceptable to the Lenders in their sole discretion and in an amount which when aggregated with the relevant part of the Delivery Date Advance is at least equal to delivery instalment under the Contract.

(f)                          No Security

evidence acceptable to the Lenders that there is no Security of any kind created or permitted by any person on or relating to the Contract or the Refund Guarantee;

(g)                       Ship conditions

evidence that the Ship:

(i)                          Registration and Security

is registered in the name of the Owner through the Registry under the laws and flag of the Flag State and that the Ship and its Earnings, Insurances and Requisition Compensation (as defined in the General Assignment) are free of Security;

(ii)                      Classification

maintains the Classification free of all requirements and recommendations of the Classification Society;

(iii)                  Insurance

is insured in accordance with the provisions of the Finance Documents and all requirements of the Finance Documents in respect of such insurance have been complied with (including confirmation from the protection and indemnity association or other insurer with which the Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Ship);

(iv)                     Charter

has been delivered by the Owner to the Charterer under the Charter;

(h)                       Finance Documents

the Mortgage, the General Assignment, the Manager’s Undertaking and (if not already provided pursuant to Schedule 3, Part 2) the Earnings Account Pledge, each duly executed by the parties thereto;

(i)                          Notices of assignment and acknowledgements

copies of duly executed notices of assignment, notices of charge and notices of pledge together with original duly executed acknowledgements thereof required by the terms of the Finance Documents referred to in (h) above and in the forms prescribed by such Finance Documents;

(j)                          Owner’s further corporate authorisations

copies of the resolutions of the Owner’s directors and, if required by special legal advisers to the Facility Agent or any other Combined Creditor, shareholders evidencing authorisation of the acceptance of the delivery of the Ship and authorisation and approval of the Mortgage and the General Assignment and the transactions contemplated therein and any other documents issued or to be issued pursuant thereto and authorising its appropriate officer or other representative to execute the same on its behalf certified in the manner referred to in paragraph (b) of Part 1 of this Schedule (or other evidence of such authorisation, approval and/or ratification) and any power of attorney issued pursuant to the said resolutions;

(k)                      Updated certificates of incumbency

a list of directors and officers of each Security Party (other than the Builder, the Refund Guarantor and the Charterer) specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of such Security Party to sign such of the Underlying Documents and the Finance Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Finance Documents, certified (in a certificate dated no earlier than five (5) Business Days prior to the Delivery Date) by an officer of such Security Party to be, in the case of the list of directors, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of the Security Party pursuant to paragraph (d) of Part 1 of this Schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph (c) of Part 1 of this Schedule remain true, complete and up to date;

(l)                          Mortgage registration

evidence that the Mortgage has been registered against the Ship through the Registry under the laws and flag of the Flag State;

(m)                    Insurance undertakings

confirmations from the relevant P&I Club, War Risks Club, brokers/insurers confirming that Letters of Undertaking will be issued in respect of the Ship in a form and substance acceptable to the Lenders in their sole discretion;

(n)                       Insurance opinion

an opinion, in a form and substance acceptable to the Creditors, from insurance consultants appointed by the Facility Agent, on the insurances effected or to be effected in respect of the Ship upon and following the Delivery Date;

(o)                        Legal opinions

(i)                           English opinion

an opinion of Norton Rose LLP, special legal advisers in England and Wales to the Facility Agent and the Security Trustee;

(ii)                        Liberian opinion

an opinion of Holland & Knight LLP, special legal advisers in the Republic of Liberia to the Facility Agent and the Security Trustee;

(iii)                     Marshall Islands opinion

an opinion of Holland & Knight LLP, special legal advisers in the Republic of the Marshall Islands to the Facility Agent and the Security Trustee;

(iv)                    Korean opinion

if required by the Creditors, an opinion of Lee & Ko, special legal advisers in Korea to the Facility Agent and the Security Trustee; and

(v)                       Further opinions

any such further opinion as may be required by the Facility Agent and/or the other Creditors;

(p)                        Process agent

a copy, certified as a true copy by the Company’s solicitors or other person acceptable to the Lenders of a letter from each Security Party’s ((other than the Builder, the Refund Guarantor and the Charterer) agent for receipt of service of proceedings accepting its appointment under each of the Finance Documents (other than this Agreement) in which it is or is to be appointed as such Security Party’s agent;

(q)                        Title documents

copies of the Builder’s certificate and bill of sale in favour of the Owner from the Builder and the Protocol of Delivery and Acceptance duly executed and such other evidence as the Lenders may reasonably require (including evidence of the Builder’s corporate authorisations to deliver title to the Ship) that the Owner will obtain good title to the Ship on or before the Delivery Date;

(r)                        Export licences

a copy, certified as a true and complete copy by an officer of the Company of all consents, authorisations, licences and approvals required by the Owner and the Builder (if any) in connection with the export by the Builder of the Ship;

(s)                        Certified Underlying Documents

a copy, certified as a true and complete copy by an officer of the Company of the Management Agreement;

(t)                        Manager’s confirmation

the Manager of the Ship has confirmed in writing that the representations and warranties set out in clauses 8.3(e) and 8.3(f) are true and correct;

(u)                     ISM Code and ISPS Code documentation

a certified true copy of the SMC, DOC and ISSC for the Ship;

(v)                       Payment of Contract Price

evidence that, subject to the terms of the relevant Vendor Finance Facility Agreement, the Contract Price for the Ship has been (or upon drawdown of the Delivery Date Advance will have been) paid in full; and

(w)                    Fees and commissions

evidence that all fees and commissions due under clause 5 or under any other provisions of the Finance Documents have been paid in full.

Schedule 4

Form of Substitution Certificate

[Note: Lenders are advised not to employ Substitution Certificates or otherwise to assign, novate or transfer interests in the Agreement without first ensuring that the transaction complies with all applicable laws and regulations in all applicable jurisdictions.]

To:                    [insert name] on its own behalf, as agent for the Creditors party to (and as defined in) the Facility Agreement mentioned below and on behalf of Danaos Corporation.

Attention:

[Date]

Substitution Certificate

This Substitution Certificate relates to a US$37,100,000 Term Facility Agreement dated [                                   ] 2011 (the Facility Agreement) between, among others, Danaos Corporation, the banks whose respective names and addresses are set out in Schedule 1 thereto as Lenders, [insert name] as Facility Agent and [insert name] as security agent and trustee.

1                                          [name of Existing Lender] (the Existing Lender) (a) confirms the accuracy of the summary of its participation in the Facility Agreement set out in the schedule below; and (b) requests [name of Substitute Lender] (the Substitute) to accept by way of novation the portion of such participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Facility Agent at its address for the service of notices specified in the Facility Agreement.

2                                          The Substitute hereby requests the Facility Agent (on behalf of itself and the other Creditors) to accept this Substitution Certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 16.4 of the Facility Agreement, so as to take effect in accordance with the respective terms thereof on [date of transfer] (the Effective Date) or on such later date as may be determined in accordance with the respective terms thereof.

3                                          The Facility Agent (on behalf of itself, the other Creditors and all other parties to the Agency Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 16.4 of the Facility Agreement so as to take effect in accordance with the respective terms thereof.

4                                          The Substitute confirms:

(a)                                  that it has received a copy of the Facility Agreement and each of the other Finance Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

(b)                                 that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Facility Agreement, the other Finance Documents and this Substitution Certificate and has not relied and will not rely on the Existing Lender or the Facility Agent or any statements made by either of them in that respect;

(c)                                  that it has made and will continue to make its own credit assessment of the Company and has not relied and will not rely on the Existing Lender or the Facility Agent or any statements made by either of them in that respect; and

(d)                                 that, accordingly, neither the Existing Lender nor the Facility Agent shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

5                                          Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Lender and all other parties to the Facility Agreement that it has power to become party to the Facility Agreement as a Lender on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6                                          The Existing Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any of the other Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Company or any other party to the Facility Agreement or any of the other Finance Documents or for the performance and observance by the Company or any other such party of any of its obligations under the Facility Agreement or any of the other Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7                                          The Substitute hereby undertakes to the Existing Lender, the Company and the Facility Agent and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the respective terms of the Facility Agreement will be assumed by it after acceptance of this Substitution Certificate by the Facility Agent.

8                                          All terms and expressions used but not defined in this Substitution Certificate shall bear the meaning given to them in the Facility Agreement.

9                                         This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

Note:       This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

The Schedule

Commitment: US$	Portion Transferred: US$

Contribution: US$	Portion Transferred: US$

Next Interest Payment Date:

Administrative Details of Substitute

Facility Office:

Account for payments:

Telephone:

Fax:

Attention:

[Existing Lender]	[Substitute]

By:	By:

Date:	Date:

The Facility Agent

By:

on its own behalf

and on behalf of the Company, the Lenders, the Security Trustee and the other Creditors.

Date:

Schedule 5

Form of Increase Confirmation

To:                              [Facility Agent] as Facility Agent, and Danaos Corporation as Company, for and on behalf of each Security Party

From:                  [the Increase Lender] (the Increase Lender)

Dated:

Term Loan Facility Agreement
dated [•] 2011 (the Facility Agreement) in respect of Hull No. [•]

1                                We refer to the Facility Agreement.  This is an Increase Confirmation.  Terms defined in the Facility Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2                                We refer to clause 2.2 (Increase) of the Facility Agreement.

3                                The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was a Lender under the Agreement.

4                                The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect is [insert date] (the Increase Date).

5                                On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender. [New Lender only]

6                                The Facility Office and address, fax number and attention details for notice to the Increase Lender for the purposes of clause 18.2 (Addresses) are set out in the Schedule.

7                                The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of clause 2.2 (Increase).

8                                This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9                                This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English Law.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [insert date].

Facility Agent

By:

Security Trustee

By:

Execution Pages

Company

SIGNED by	)
for and on behalf of	)
DANAOS CORPORATION	)
pursuant to a power of attorney	)
dated	)	/s/ Iraklis Prokopakis

Attorney-in-fact

Address:	c/o Danaos Shipping Co. Ltd.
14 Akti Kondgli
184 45 Piraeus
Greece
Fax:	+30 210 419 6489
Attention:	Legal Department

Lenders

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
/s/ Authorised Signatory

Authorised signatory

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands
Fax:	+31 10 401 5937

Attention:

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK plc	)
/s/ Authorised Signatory

Authorised signatory

Address:	33 Old Broad Street
London
EC2N 1HZ
United Kingdom
Fax:	+44 207 158 3271
Attention:	Director, Loans Management

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
/s/ Authorised Signatory

Authorised signatory

Address:	2 Bouboulinas Street & Akti Miaouli
185 35 Piraeus
Greece
Fax:	+30 210 41 44 120
Attention:	Mrs Antigoni Kalamvouni

Hedge Counterparties

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
/s/ Authorised Signatory

Authorised signatory

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands
Fax:	+31 10 401 5937

Attention:

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK plc	)
/s/ Authorised Signatory

Authorised signatory

Address:	33 Old Broad Street
London
EC2N 1HZ
United Kingdom
Fax:	+44 207 158 3271
Attention:	Director, Loans Management

Account Bank

SIGNED by	)
for and on behalf of	)
ABN AMRO Bank N.V.	)
/s/ Authorised Signatory

Authorised signatory

Address:	Coolsingel 93
P.O. Box 749
3000 AS Rotterdam
The Netherlands
Fax:	+31 10 401 5937
Attention:

Facility Agent

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
/s/ Authorised Signatory

Authorised signatory

Address:	ABN AMRO Bank N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
PAC Code MQ 8042
The Netherlands

Fax:	+31 10 720 6286 985
Attention:	Syndicated Loans Agency

Security Trustee

SIGNED by	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
/s/ Authorised Signatory

Authorised signatory

Address:	ABN AMRO Bank N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
PAC Code MQ 8042
The Netherlands

Fax:	+31 10 720 6286 985
Attention:	Syndicated Loans Agency